UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Waters Corporation

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2018
Waters Proxy Statement

Waters

THE SCIENCE OF WHAT'S POSSIBLE.®

March 29, 2018

Dear Stockholder:

On behalf of the Board of Directors of Waters Corporation (“Waters” or the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders (the “Meeting”) of the Company to be held at Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757 on May 9, 2018 at 11:30 a.m., local time.

The notice of Meeting, the Proxy Statement and proxy card from Waters are enclosed. You may also read the notice of Meeting, the Proxy Statement and the Waters Annual Report (“Annual Report”) on the Internet at http://www.proxydocs.com/wat.

Waters has adopted the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our annual meeting. On March 29, 2018, we mailed to stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and vote by Internet. The Notice contains instructions on how you can (i) receive a paper copy of the Proxy Statement and Annual Report, if you only received a Notice by mail, or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.

The matters scheduled to be considered at the Meeting are (i) to elect directors to serve for the ensuing year and until their successors are elected, (ii) to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, (iii) to approve, by non-binding vote, executive compensation, and (iv) to consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof. These matters are more fully explained in the Proxy Statement that you are encouraged to read in its entirety.

The Company’s Board of Directors values and encourages stockholder participation at the Meeting. It is important that your shares be represented, whether or not you plan to attend the Meeting. Please take a moment to vote on the Internet, by telephone, or, if you receive a paper copy of the Proxy Statement and Annual Report, by signing, dating and returning your proxy card in the envelope provided even if you plan to attend the Meeting.

We hope you will be able to attend the Meeting.

Sincerely,

Christopher J. O’Connell Chairman and Chief Executive Officer

WATERS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 9, 2018

Time:	11:30 a.m., local time

Place:	Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757

Record Date:	March 15, 2018. Only Waters stockholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the annual meeting.

Items of Business:	1. To elect directors to serve for the ensuing year and until their successors are elected;

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

3. To approve, by non-binding vote, executive compensation;

4. To consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof.

Voting:

Your vote is extremely important regardless of the number of shares you own. Whether or not you expect to attend the annual meeting in person, we urge you to vote as promptly as possible by telephone or Internet or by signing, dating and returning a printed proxy card or voting instruction form, as applicable. If you attend the annual meeting in person, you may vote your shares during the annual meeting even if you previously voted your proxy. Please vote as soon as possible to ensure that your shares will be represented and counted at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders

To be Held on May 9, 2018:

The Proxy Statement, Annual Report and the means to vote by Internet are available at

http://www.proxydocs.com/wat.

By order of the Board of Directors

Mark T. Beaudouin
Senior Vice President
General Counsel and Secretary

Milford, Massachusetts March 29, 2018

PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

This summary contains highlights about our Company and the upcoming 2018 Annual Meeting of Stockholders, or “Annual Meeting”. This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire proxy statement before voting.

2018 Annual Meeting of Stockholders
Date:	Wednesday, May 9, 2018
Time:	11:30 a.m., local time
Place:	Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757
Record Date:	March 15, 2018.
Mail Date:	We intend to mail the Notice Regarding the Availability of Proxy Materials, or the proxy statement and proxy card, as applicable, on or about March 29, 2018 to our stockholders.

Voting Matters and Board Recommendations
Matter		Our Board Recommendation
Proposal 1:	Election of 8 Nominees to the Board of Directors	FOR each Director Nominee
Proposal 2:	Ratification of Selection of Independent Registered Public Accountants	FOR
Proposal 3:	Non-Binding Vote to Approve Our Executive Compensation	ONE YEAR

PROXY STATEMENT SUMMARY

PROPOSAL 1: ELECTION OF 8 NOMINEES TO THE BOARD OF DIRECTORS

Nominee	Age	Director Since	Independent	Financial Expert	Audit	Compensation	Finance	Nominating and Corporate Governance
Christopher J. O’Connell	51	2015	No
Michael J. Berendt, Ph.D.	69	1998	Yes	✓	M			C
Edward Conard	61	1994	Yes			M	C
Laurie H. Glimcher, M.D.	66	1998	Yes					M
Christopher A. Kuebler	64	2006	Yes	✓	M	C
Flemming Ornskov, M.D.	60	2017	Yes			M
JoAnn A. Reed	62	2006	Yes	✓	C		M
Thomas P. Salice	58	1994	Yes				M	M

C — Chair    M — Member

Our Board possesses a deep and broad set of skills and experiences that facilitate strong oversight and strategic direction for a leading global analytical instrument provider.

Skills and Experience

7 Experienced Current and Former CEO’s

6 Directors with Scientific Research and/or Healthcare Experience

3 Directors with Financial Expertise within the meaning of the SEC rules and within the meaning of New York Stock Exchange rules

In assessing candidates for Director, the Nominating and Corporate Governance Committee considers their diversity of experience, skills and background in the context of the overall composition of the Board. Our Board is currently comprised of Directors with extensive industry experience and with a broad set of skills critical to providing us with strategic and operational oversight. In addition, our board is comprised of individuals with a diversity of backgrounds. For example, of our current Directors, seven have served as a chief executive officer, two are women, six have had careers in industries that are relevant to our business, three have technical backgrounds in science and technology, five are experts in finance and capital allocation, two have accounting backgrounds, and one has served as a chief financial officer.

PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

Proxy Access	88%	LEAD	6	7
For Director Nominations	Independent Directors	Independent Director	Scientific Research and/or Healthcare Experience	Current and Former CEOs

✓ Proxy Access

Based on stockholder feedback, we adopted a proxy access bylaw that permits a stockholder who has, or a group of up to 20 stockholders who have, owned at least 3% of the Corporation’s outstanding common stock for at least three years to nominate and include in the Corporation’s proxy materials the greater of two individuals or up to 20% of the number of directors then serving, provided that the nominating stockholder or stockholder group and the nominees satisfy the requirements specified in the Bylaws.

✓ Majority Voting Standard

Our Bylaws provide for a majority voting standard for uncontested director elections.

✓ Independent Board and Committees

7 of our 8 director nominees (all directors except our Chief Executive Officer), and all members of the Audit Committee, Compensation Committee, Finance Committee and Nominating and Corporate Governance Committee are independent.

✓ Engaged in Strategy

Our Board is engaged in advising and overseeing the Company’s strategy and strategic priorities.

✓ Director Qualifications and Evaluations

All Directors meet the candidate qualifications in our Board of Directors Guidelines for Director Qualifications and Evaluations included in this proxy statement.

✓ Lead Independent Director

The independent members of our Board elected Thomas P. Salice as our lead independent director. We have active participation by all directors, including the 7 independent director nominees.

✓ Regular Executive Sessions of Independent Directors

Our independent directors meet privately on a regular basis. Our lead independent director presides at such meetings.

✓ Stock Ownership Requirements

We have significant stock ownership requirements for our directors and officers.

✓ Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board, candidates qualified for membership, and to review the company’s Corporate Governance providing advice and recommendations on corporate governance matters.

✓ Enterprise Risk Management

We have an Enterprise Risk Management Program to identify, assess, manage, report and monitor enterprise risk and areas that may affect our ability to achieve our objectives.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE 8 NAMED NOMINEES

PROXY STATEMENT SUMMARY

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

•	The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accountants for the fiscal year ending December 31, 2018.

•	PwC has served as our independent registered public accounting firm since the company’s inception in 1994.

•

Each year, the Audit Committee evaluates the qualifications and performance of the Company’s independent registered public accountants and determines whether to re-engage the current independent registered public accountants.

•	Based on this evaluation, the Audit Committee believes that the continued retention of PwC is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: NON-BINDING VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the stockholders of Waters are entitled to cast an advisory vote at the Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement. Pursuant to the Dodd-Frank Act, the stockholder vote is an advisory vote only and is not binding on Waters or the Board. Stockholders have elected to conduct this vote annually.

Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in establishing and evaluating the Company’s executive compensation program and making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis, the Summary Compensation Table and the other tables following the Summary Compensation Table, the Company’s named executive officers are compensated in a manner consistent with our business strategy, competitive practice and sound compensation governance principles, and with a focus on short- and long-term performance-based and variable compensation.

Please refer to the “Compensation Discussion and Analysis” for a full description of our executive compensation practices and programs.

We are requesting your non-binding vote on the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis, in the Summary Compensation Table and subsequent tables, is approved.”

Required Vote and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented by Proxy and entitled to vote, is required for approval, on an advisory basis, of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION.

PROXY STATEMENT SUMMARY

PROPOSAL 4 - OTHER BUSINESS

The Board does not know of any other business to be presented at the Meeting. If any other matters properly come before the Meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

PROXY STATEMENT

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

SOLICITATION

This Proxy Statement is being furnished by the Board of Directors (the “Board”) of Waters Corporation (“Waters” or the “Company”), in connection with the Board’s solicitation of proxies (each a “Proxy” and, collectively, “Proxies”), for use at the 2018 Annual Meeting of Stockholders (the “Meeting”) to be held on May 9, 2018 at 11:30 a.m., local time, at the Company’s headquarters located at 34 Maple Street, Milford, Massachusetts 01757. Solicitation of Proxies, which is being made by the Board, may be made through officers and regular employees of the Company by telephone or by oral communications with stockholders following the original solicitation. No additional compensation will be paid to officers or regular employees for such Proxy solicitation. The Company has retained Alliance Advisors, LLC to conduct a broker solicitation for a fee of $10,000, plus reasonable out-of-pocket expenses. Expenses incurred in connection with the solicitation of Proxies will be borne by the Company.

VOTING MATTERS

The representation in person or by Proxy of a majority of the outstanding shares of common stock of the Company, par value $.01 per share, entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if a stockholder is present in person, has voted via the Internet or by telephone, or is represented by a properly signed Proxy. Each stockholder’s vote is very important. Whether or not you plan to attend the Meeting in person, please vote over the Internet or by telephone or sign and promptly return the Proxy card, which requires no additional postage if mailed in the United States. All signed and returned Proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

Shares represented by Proxy will be voted in accordance with your instructions. You may specify how you want your shares to be voted by voting on the Internet, by telephone, or by marking the appropriate box on the Proxy card. If your Proxy card is signed and returned without specifying how you want your shares to be voted, your shares will be voted as recommended by the Board, or as the individuals named as Proxy holders deem advisable on all other matters as may properly come before the Meeting. The Proxy will be voted at the Meeting if the signer of the Proxy was a stockholder of record on March 15, 2018 (the “Record Date”).

Any stockholder voting by Proxy has the power to revoke the Proxy prior to its exercise either by voting by ballot at the Meeting, by executing a later-dated Proxy or by delivering a signed written notice of the revocation to the office of the Secretary of the Company at 34 Maple Street, Milford, Massachusetts 01757 before the Meeting begins.

Representatives of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, are expected to be present at the Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

As of the Record Date, there were 78,293,654 shares of common stock outstanding and entitled to vote at the Meeting. Each outstanding share of common stock is entitled to one vote. There are no cumulative voting rights. This Proxy Statement and form of Proxy is first being made available to the stockholders of record on or about March 29, 2018. A list of the stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and for ten days prior to the Meeting at the Company’s headquarters for proper purposes relating to the Meeting.

PROXY STATEMENT

VOTING

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Meeting in person. Stockholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail using a paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient for you, and it saves the Company significant postage and processing costs. In addition, when you vote via the Internet or by telephone prior to the Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. Refer to your Notice, or the email you received for electronic delivery of the Proxy Statement for further instructions on voting.

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL
http://www.proxypush.com/wat	866-307-0858	Mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope.

24 hours a day/7 days a week	Toll-free 24 hours a day/7 days a week

Use the Internet to vote your Proxy. Have your proxy card in hand when you access the website.	Use any touch-tone telephone to vote your Proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Proxy Statement and Annual Report at http://www.proxydocs.com/wat.

ELECTRONIC DELIVERY OF WATERS STOCKHOLDER COMMUNICATIONS

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by Securities and Exchange Commission (“SEC”) rules, Waters is making this Proxy Statement and its Annual Report available to its stockholders electronically via the Internet. On March 29, 2018, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote by Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report electronically or to receive a printed version in the mail. The Notice also instructs you on how you may submit your proxy over the Internet or in person at the Meeting.

Important Notice Regarding Availability of Proxy Materials:

The Proxy Statement and Annual Report are available at http://www.proxydocs.com/wat.

Whether or not you expect to attend the Meeting in person, we urge you to vote your shares by phone, via the Internet, or, if you receive a paper copy of the Proxy Statement and Annual Report, by signing, dating, and returning the proxy card by mail at your earliest convenience. This will ensure the presence of a quorum at the Meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the Meeting if you want to do so, as your vote by proxy is revocable at your option.

MATTERS TO BE ACTED UPON

MATTERS TO BE ACTED UPON

  PROPOSAL 1 - ELECTION OF DIRECTORS

Eight members of the Board (the “Directors”) are to be elected at the Meeting, each to hold office until his or her successor is elected and qualified or until his or her earlier resignation, death or removal. It is intended that the Proxies in the form enclosed with this Proxy Statement will be voted for the nominees set forth below unless stockholders specify to the contrary in their Proxies or specifically abstain from voting on this matter.

The following information pertains to the nominees, their ages, principal occupations and other public directorships for at least the last five years, and information regarding their specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a Director of the Company in light of the Company’s business and structure.

Nominee	Age	Director Since	Independent	Financial Expert	Audit	Compensation	Finance	Nominating and Corporate Governance
Christopher J. O’Connell	51	2015	No
Michael J. Berendt, Ph.D.	69	1998	Yes	✓	M			C
Edward Conard	61	1994	Yes			M	C
Laurie H. Glimcher, M.D.	66	1998	Yes					M
Christopher A. Kuebler	64	2006	Yes	✓	M	C
Flemming Ornskov, M.D.	60	2017	Yes			M
JoAnn A. Reed	62	2006	Yes	✓	C		M
Thomas P. Salice	58	1994	Yes				M	M

C — Chair    M — Member

Our Board possesses a deep and broad set of skills and experiences that facilitate strong oversight and strategic direction for a leading global analytical instrument provider.

Skills and Experience

7 Experienced Current and Former CEO’s

6 Directors with Scientific Research and/or Healthcare Experience

3 Directors with Financial Expertise within the meaning of the SEC rules and within the meaning of New York Stock Exchange rules

MATTERS TO BE ACTED UPON

Director Skills, Experience and Background

Waters is the world’s leading manufacturer of specialty measurement tools, and primarily designs, manufactures, sells and services instruments that are used by life science, pharmaceutical, biochemical, industrial, nutritional safety, environmental, academic and governmental customers working in research and development, quality assurance and other laboratory applications. As we discuss below under “Directors Meetings and Board Committees”, the Nominating and Corporate Governance Committee, together with the Board, is responsible for assessing the appropriate skills, experience and background that we seek in Board members in the context of our business and the existing composition of the Board. Our Board is currently comprised of Directors with extensive industry experience and with a broad set of skills critical to providing us with strategic and operational oversight. In addition, our board is comprised of individuals with a diversity of backgrounds. For example, of our current Directors, seven have served as a chief executive officer, two are women, six have had careers in industries that are relevant to our business, three have technical backgrounds in science and technology, five are experts in finance and capital allocation, two have accounting backgrounds, and one has served as a chief financial officer.

Christopher J. O’Connell

Experience:

Mr. O’Connell, 51, has served as a Chairman of the Board and Chief Executive Officer since January 2018. From September 2015 to January 2018, he served as President, Chief Executive Officer and a Director of the Company. From August 2009 to August 2015, Mr. O’Connell served as Executive Vice President and President of the Restorative Therapies Group of Medtronic plc. From 1994 to August 2009, Mr. O’Connell served in the following positions at Medtronic plc: Senior Vice President and President of Medtronic Diabetes, President of Medtronic Physio-Control, Vice President of Sales and Marketing for the Cardiac Rhythm Management business, Vice President/General Manager of the Patient Management business, Vice President of Corporate Strategy, Director of Investor Relations and Corporate Development Associate.

Qualifications:

Mr. O’Connell has over 23 years of progressive leadership positions. Prior to Waters, he provided overall strategic direction and operational management of the Medtronic’s Restorative Therapies Group’s five divisions, as well as led the integration of the Group’s activities within the overall strategy of the corporation.

Waters Committee Memberships:	None

Other Current Public Company Boards:	None

Former Public Company Directorships Held in the Past Five Years:	None

Michael J. Berendt, Ph.D.

Experience:

Dr. Berendt, 69, has served as a Director of the Company since March 1998. Since December 2016, Dr. Berendt has been a life sciences industry consultant. From November 2013 to November 2016, Dr. Berendt was the Chief Executive Officer and Chief Scientist of Telesta Therapeutics. From July 2011 to November 2013, Dr. Berendt was a life sciences industry consultant. From March 2006 to July 2011, Dr. Berendt served as the President and Chief Executive Officer of Aegera Therapeutics Inc. From August 2004 to December 2005, Dr. Berendt served as Managing Director of Research Corporation Technologies, Inc. From November 2000 to August 2004, Dr. Berendt served as Managing Director of AEA Investors LP. Dr. Berendt also worked for 18 years,

MATTERS TO BE ACTED UPON

from 1982 to 2000, in the pharmaceutical industry where he served in a number of senior management positions including Senior Vice President of Research for the Pharmaceutical Division of Bayer Corporation, and a Group Director of Drug Discovery at Pfizer, Inc.

Qualifications:

Dr. Berendt’s experience in the pharmaceutical industry both from a management and a scientific perspective provides unique technical insight to the Waters Board. In addition, Dr. Berendt’s years of experience as a Chief Executive Officer and as a senior financial executive, affords the Waters Board the benefit of his financial and business strategy skills.

Waters Committee Memberships:	Audit Committee Nominating and Corporate Governance Committee (Chair)

Other Current Public Company Boards:	None

Former Public Company Directorships Held in the Past Five Years:	Onyx Pharmaceuticals, Inc. Prometic Plasma Resources, Inc.

Edward Conard

Experience:

Mr. Conard, 61, has served as a Director of the Company since August 1994. He has been an independent director and investor since January 2008. Mr. Conard was a Managing Director of Bain Capital, LLC from March 1993 to December 2007. Mr. Conard was previously a Director of Wasserstein Perella & Co., Inc., an investment banking firm that specializes in mergers and acquisitions, and a Vice President of Bain & Company heading up the firm’s operations practice area.

Qualifications:

Mr. Conard’s years of experience as a director and a managing director of two large investment firms affords the Waters Board the benefit of his considerable financial, accounting and business strategy skills.

Waters Committee Memberships:	Compensation Committee Finance Committee (Chair)

Other Current Public Company Boards:	None

Former Public Company Directorships Held in the Past Five Years:	None

Laurie H. Glimcher, M.D.

Experience:

Dr. Glimcher, 66, has served as a Director of the Company since January 1998. Dr. Glimcher is the President and Chief Executive Officer of the Dana-Farber Cancer Institute, the Principal Investigator and Director of the Dana-Farber/Harvard Cancer Center and the Richard and Susan Smith Professor of Medicine, Harvard Medical School. From January 2012 to June 2016, Dr. Glimcher served as the Stephen and Suzanne Weiss Dean of the Weill Cornell Medical College and Provost for Medical Affairs of Cornell University. From 1991 through 2011, Dr. Glimcher served as the Irene Heinz Given Professor of Immunology at the Harvard School of Public Health and Professor of Medicine at Harvard Medical School.

Qualifications:	As a physician, scientist and professor, Dr. Glimcher brings a diversity of technical skills and experience to the Waters Board. She is a Fellow of the American Academy

MATTERS TO BE ACTED UPON

of Arts and Sciences and a member of the National Academy of Sciences and the Institutes of Medicine of the National Academy of Sciences.

Waters Committee Memberships:	Nominating and Corporate Governance Committee

Other Current Public Company Boards:	GlaxoSmithKline plc

Former Public Company Directorships Held in the Past Five Years:	Bristol-Myers Squibb Company

Christopher A. Kuebler

Experience:

Mr. Kuebler, 64, has served as a Director of the Company since May 2006. He has been an independent director and investor since 2006. He served as Chairman and Chief Executive Officer of Covance Inc. and its predecessor companies from November 1994 to December 2004 and as Chairman during 2005. Prior to joining Covance, Inc., Mr. Kuebler spent nearly 20 years in the pharmaceutical industry at Abbott Laboratories, Squibb, Inc. and the Monsanto Company.

Qualifications:

With 30 years of experience in the pharmaceutical and pharmaceutical service industries, including 10 years as Chairman and Chief Executive Officer of Covance Inc., Mr. Kuebler brings an experienced management perspective to the Waters Board, as well as the expertise in the oversight of financial accounting and business strategy.

Waters Committee Memberships:	Audit Committee Compensation Committee (Chair)

Other Current Public Company Boards:	Nektar Therapeutics

Former Public Company Directorships Held in the Past Five Years:	None

Former Public Company Directorships Held in the Past Five Years:	None

Flemming Ornskov, M.D.

Experience:

Dr. Ornskov, 60, has served as a Director of the Company since June 2017. Dr. Ornskov is the Managing Director of Shire plc and also has been its Chief Executive Officer since April 30, 2013 and Executive Director since January 2, 2013. Dr. Ornskov served as the Head of Human Genetic Therapies at Shire plc since March 31, 2013. From 2010 to 2012, he served as the Chief Marketing Officer and Global Head of Strategic Marketing for General & Specialty Medicine at Bayer. From 2008 to 2010, he served as Global President of Pharmaceuticals and OTC at Bausch & Lomb, Inc. From 2006 to 2008, he also served as the Chairman and later as President and Chief Executive Officer of Life-Cycle Pharma A/S. From 2005 to 2006, he served as President and Chief Executive Officer of Ikaria, Inc. In his pharmaceutical career, he had roles of increasing responsibility at Merck & Co. Inc. and Novartis AG.

Qualifications:

Dr. Ornskov brings both operational and medical knowledge along with an extensive international, strategic and operational experience in the pharmaceutical sector both at senior leadership and board levels.

MATTERS TO BE ACTED UPON

Waters Committee Memberships:	Compensation Committee

Other Current Public Company Boards:	Shire plc

Former Public Company Directorships Held in the Past Five Years:	None

JoAnn A. Reed

Experience:

Ms. Reed, 62, has served as a Director of the Company since May 2006. Ms. Reed has been a health care services consultant since 2009. From April 2008 to April 2009, she was an advisor to the Chief Executive Officer of Medco Health Solutions, Inc. From 2002 to March 2008, Ms. Reed served as Senior Vice President, Finance and Chief Financial Officer of Medco Health Solutions, Inc. From 1992 to 2002, she served as Senior Vice President, Finance of Medco Health Solutions, Inc. She joined Medco Containment Services, Inc. in 1988. Her prior experience includes employment with CBS, Inc., Aetna/American Re-insurance Co., Standard and Poor’s Financial Services LLC, and Unisys/Timeplex.

Qualifications:	Ms. Reed’s extensive experience as a senior financial executive provides the Waters Board with significant accounting, finance and health care industry expertise.

Waters Committee Memberships:	Audit Committee (Chair) Finance Committee

Other Current Public Company Boards:	American Tower Corporation Mallinckrodt PLC

Former Public Company Directorships Held in the Past Five Years:	None

Thomas P. Salice

Experience:

Mr. Salice, 58, has served as a Director of the Company since July 1994. Mr. Salice is a co-founder and managing member of SFW Capital Partners, LLC, a private equity firm. He has served as a Managing Member of SFW Capital Partners, LLC since January 2005. From June 1989 to December 2004, Mr. Salice served in a variety of capacities with AEA Investors, Inc., including Managing Director, President and Chief Executive Officer and Vice-Chairman. Mr. Salice is Director of several privately held companies: Filtec, Gerson Lehrman Group, Inc., and Spectro Scientific, Inc.

Qualifications:

With more than 20 years of experience in the private equity business, Mr. Salice brings to the Waters Board in-depth experience in strategic planning, finance, capital structure and mergers and acquisitions.

Waters Committee Memberships:	Finance Committee Nominating and Corporate Governance Committee

Other Current Public Company Boards:	Mettler-Toledo International, Inc.

Former Public Company Directorships Held in the Past Five Years:	None

MATTERS TO BE ACTED UPON

Required Vote and Recommendation of the Board of Directors

With respect to the election of Directors of the Company, a nominee for director shall be elected to the Board by a majority vote (i.e., the votes cast for such nominee must exceed the votes cast against such nominee), except that Directors will be elected by plurality vote at any meeting of stockholders for which the number of nominees exceeds the number of directors to be elected (a contested election). If an incumbent director fails to be re-elected by a majority vote when such a vote is required and offers to resign, and if that resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If an incumbent director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board. “Abstentions” and shares with respect to which a broker or representative does not vote on a particular matter because it does not have discretionary voting authority on that matter (so-called “broker non-votes”) are counted as present for the purpose of determining whether a quorum is present. Abstentions and broker non-votes will not be treated as shares cast with respect to any nominee and therefore will not have an effect on the determination of whether a nominee has been elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR SET FORTH ABOVE

PROPOSAL 2 -	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, or PwC, an independent registered public accounting firm, to audit the books, records and accounts of the Company for the fiscal year ending December 31, 2018. In accordance with a vote of the Audit Committee and as approved by the Board, this selection is being presented to the stockholders for ratification at the Meeting.

Required Vote and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present at the Meeting in person or represented by Proxy and entitled to vote is required to approve the proposal. Abstentions will be counted as present for the purpose of determining whether a quorum is present and will be treated as shares present and entitled to vote and therefore will have the effect of a vote against the proposal. Ratification by stockholders is not required. Brokerage firms may vote to ratify the appointment of PwC as it is a “discretionary” or “routine” item. If this Proposal 2 is not approved by the stockholders, the Audit Committee does not intend to change the appointment for fiscal year 2018, but will consider the stockholder vote in selecting an independent registered public accounting firm for fiscal year 2019.

Fees

The aggregate fees for the fiscal years ended December 31, 2017 and December 31, 2016 billed by PwC were as follows:

	2017	2016
Audit Fees	$4,530,846	$3,565,768
Audit-Related Fees	21,004	115,595
Tax-Related Fees
Tax Compliance	569,003	804,330
Tax Planning	291,479	506,140

Total Tax-Related Fees	860,482	1,310,470
All Other Fees	-0-	-0-

Total	$5,412,332	$4,991,833

MATTERS TO BE ACTED UPON

Audit Fees — consists of fees for the audit of the Company’s annual financial statements, statutory audits, review of the interim condensed consolidated financial statements included in quarterly reports, assistance with review of documents filed with the SEC, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees — consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, acquisition-related services, attest services not required by statute or regulation, and accounting consultations and reviews for various matters.

Tax-Related Fees — consists of fees for tax compliance and planning services. Tax compliance fees include fees for professional services related to international tax compliance and preparation. Tax planning fees consist primarily of fees including but not limited to, the impact of acquisitions, restructurings and changes in regulations.

All Other Fees — consists of fees for all permissible services other than those reported above.

The Audit Committee pre-approved 100% of the services listed under the preceding captions “Audit Fees,” “Audit-Related Fees,” “Tax-Related Fees” and “All Other Fees.” The Audit Committee’s pre-approval policies and procedures are more fully described in its report set forth in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

MATTERS TO BE ACTED UPON

  PROPOSAL 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

2017 Performance Highlights and Connection to our Executive Compensation Program

The chart below illustrates how Waters emphasizes key performance metrics in our executive compensation program and how these metrics align with our business priorities and performance.

Key Business Priorities	Compensation Design	Performance Results and Corresponding Compensation
Organic revenue growth	A constant currency revenue growth rate was added as a measure to our annual cash incentive plan, the Management Incentive Plan (“MIP”), in 2016. This measure had a weight of 25% in 2017.

2017 constant currency revenue grew 5.8% to $2,285,313, which was just under Waters’ target of $2,286,400 constant currency revenue growth. As a result, executives were paid 99% of the target payout for this performance component of the MIP.

Operating leverage and earnings growth

Operating leverage and earnings growth is reinforced with a non-GAAP operating income threshold measure and challenging non-GAAP earnings per share (“E.P.S.”) growth performance goal. This measure had a weight of 75% in 2017.

2017 operating income grew 8.2% over the prior year, exceeding the operating income threshold of 3% growth over the prior year. Achievement of this threshold level of operating income performance is required before any bonus payments are made based on non-GAAP E.P.S. growth.

Non-GAAP E.P.S. grew 9.5% over the prior year, which was just under Waters’ target of 10% non-GAAP E.P.S. growth. As a result, executives were paid 93% of the target payout for this performance component of MIP.

Sustainable stockholder value creation

Alignment with the long-term interests of our stockholders is achieved through our annual long-term incentive (“LTI”) equity program, which includes stock options that vest over a five-year period. Beginning with the 2016 annual grant, PSUs were introduced into our annual LTI equity program, and will vest over a three-year performance period based on relative TSR. Beginning with the annual grant of PSUs made in 2017, the Company implemented a post-vest holding requirement of two years for the CEO and one year for other executive officers.

For the three-, five- and ten-year periods ending on December 31, 2017, Waters stock yielded a 71%, 122% and 144% return on a $100 investment made on December 31, 2014, December 31, 2012 or December 31, 2007, respectively.

Listening to our Stockholders

Our stockholders have favorable views of many of the aspects of our executive compensation program, including our emphasis on performance-based components of compensation and the strength of our performance measures. Our stockholders, however, did provide constructive feedback to the Company in certain areas of our executive compensation program. Key changes made to our executive compensation program in response to stockholder feedback include:

•	PSUs were incorporated into our long-term incentive (“LTI”) grants

•	Post-vesting holding periods were implemented for PSU awards

MATTERS TO BE ACTED UPON

•	Annual LTI grants are re-oriented around the market median

•	All excise tax gross-up provisions were eliminated

Compensation Governance and Pay Practices

Waters maintains strong pay and governance practices as outlined below. A full description of these policies and practices can be found in the discussion below under the respective headings in the section entitled “Elements of Executive Compensation.”

What We Do	What We Don’t Do
• Robust director and executive officer stock ownership	• No executive perquisites or supplemental benefits
• Compensation recoupment policy for cash incentive awards	• No new or legacy excise tax gross-up provisions
• Market-based executive compensation levels	• No option repricing without stockholder consent
• Annual compensation risk assessment	• No discretionary or guaranteed bonus payments, other than one-time sign-on awards made in conjunction with an executive’s hiring (as described below)
• Anti-hedging policy
• Independent compensation consultant
• Double trigger for accelerated equity vesting upon a change of control
• Post-vesting holding periods for PSU awards

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the stockholders of Waters are entitled to cast a non-binding vote at the Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement. Pursuant to the Dodd-Frank Act, the stockholder vote is an advisory vote only and is not binding on Waters or the Board. Stockholders have elected to conduct this vote annually.

Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in establishing and evaluating the Company’s executive compensation program and making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis, the Summary Compensation Table and the other tables following the Summary Compensation Table, the Company’s named executive officers are compensated in a manner consistent with our business strategy, competitive practice and sound compensation governance principles, and with a focus on short and long-term performance-based and variable compensation.

Please refer to the “Compensation Discussion and Analysis” for a full description of our executive compensation practices and programs.

We are requesting your non-binding vote on the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis, in the Summary Compensation Table and subsequent tables, is approved.”

MATTERS TO BE ACTED UPON

Required Vote and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented by Proxy and entitled to vote, is required for approval, on an advisory basis, of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION.

  PROPOSAL 4 - OTHER BUSINESS

The Board does not know of any other business to be presented at the Meeting. If any other matters properly come before the Meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

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  CORPORATE GOVERNANCE

Board of Directors Corporate Governance Highlights

At Waters, we are dedicated to maintaining the highest standards of business integrity. Over nearly 60 years we’ve built a valuable reputation for integrity and continually take steps to reinforce that commitment. We believe that adherence to sound principles of corporate governance is essential to protecting Waters’ reputation, assets, investor confidence, and customer loyalty.

Our Corporate Governance Guidelines can be found on our website at www.waters.com and are available in print upon written request to the Company’s Secretary at our headquarters at 34 Maple Street, Milford, Massachusetts 01757. The Board’s corporate governance practices include the following:

✓    Proxy Access

The Amended and Restated Bylaws of Waters Corporation, or Bylaws, permit proxy access for director nominations. Eligible stockholders with an ownership threshold of 3% who have held their shares for at least 3 years and who otherwise meet the requirements set forth in our Bylaws may have their nominees (the greater of 20% or two nominees) included in our proxy materials. Up to 20 eligible stockholders may aggregate their holdings to reach the 3% ownership threshold.

✓    Majority Approval Required for Director Elections

If an incumbent director up for re-election at a meeting of stockholders fails to receive a majority of affirmative votes in an uncontested election, the Board will adhere to the director resignation process as provided in our Bylaws.

✓    Independent Board and Committees

7 of our 8 director nominees (all directors except our Chief Executive Officer), and all members of the Audit Committee, Compensation Committee, Finance Committee and Nominating and Corporate Governance Committee are independent.

✓    Engaged in Strategy

Our Board is engaged in advising and overseeing the Company’s strategy and strategic priorities.

✓    Director Qualifications and Evaluations

All Directors meet the candidate qualifications in our Board of Directors Guidelines for Director Qualifications and Evaluations included in this proxy statement.

✓    Lead Independent Director

The independent members of the Board elect a lead independent director on an annual basis. The lead independent director has specific responsibilities and authorities as discussed below. Thomas P. Salice currently serves as our lead independent director.

✓    Regular Executive Sessions of Independent Directors

Our independent directors meet privately on a regular basis. Our lead independent director presides at such meetings.

✓    Stock Ownership Requirements

We have significant stock ownership requirements for our directors and officers.

✓    Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board, candidates qualified for membership, and to review the company’s Corporate Governance providing advice and recommendations on corporate governance matters.

✓    Enterprise Risk Management

We have an Enterprise Risk Management Program to identify, assess, manage, report and monitor enterprise risk and areas that may affect our ability to achieve our objectives.

Board of Directors Corporate Governance

Annual Evaluation

During 2017, the Nominating and Corporate Governance Committee of the Board conducted its annual evaluation of the Board and each of its committees. The evaluation, in the form of a questionnaire, was circulated to all members of the Board and each committee in November 2017. The Company’s General Counsel received all of the questionnaires, compiled the results and circulated them to the Board and each committee for discussion and analysis during January 2018. It is the intention of the Nominating and Corporate Governance Committee to continue to engage in this process annually.

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Related Party Transactions Policy

The Board has adopted a written Related Party Transactions Policy, which covers “Interested Transactions” between a “Related Party” or parties and the Company. An Interested Transaction is a transaction or arrangement in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year and in which the Company and/or any Related Party may have an interest. A Related Party includes an executive officer, director or nominee for election as a director of the Company, any holder of more than a 5% beneficial ownership interest in the Company, any immediate family member of any of the foregoing or any firm, corporation or entity in which any of the foregoing persons is employed or is a general partner or principal or in which such person or persons collectively have a 10% or greater beneficial ownership interest.

Pursuant to the policy, the General Counsel is responsible for identifying potential Interested Transactions and determining whether a proposed transaction is an Interested Transaction and accordingly, reportable to the Nominating and Corporate Governance Committee for consideration at its next regularly scheduled meeting. The Nominating and Corporate Governance Committee will review the material facts of all Interested Transactions and report its recommendations to the Board which will either approve or disapprove the Interested Transaction. There were no Interested Transactions during the year ended December 31, 2017.

The Nominating and Corporate Governance Committee and the Board have reviewed and determined that certain categories of Interested Transactions are deemed to be pre-approved or ratified (as applicable) by the Board under the terms of the policy. These are: (a) the employment and compensation arrangements of named executive officers (as defined below) required to be reported in the Company’s Proxy Statement; (b) Director compensation required to be reported in the Company’s Proxy Statement; (c) ordinary course charitable contributions periodically reviewed by the Compensation Committee of the Board; and (d) ordinary course business transactions conducted on an “arm’s length” basis with Bristol-Myers Squibb Corporation and GlaxoSmithKline plc (both of which Dr. Glimcher is a director) or Shire plc (of which Dr. Ornskov is a director).

Equity Ownership Guidelines

Increasingly, stockholders of public companies are focusing on the amount of equity ownership by directors and officers of the companies in which they invest. In order to more closely align the interests of the Company’s stockholders with those of management, the Company has minimum stock ownership guidelines for Directors and named executive officers. These guidelines provide for the accumulation by anyone who holds the Chief Executive Officer position of common stock equal to five times his or her base salary over a three-year period. Additionally, the Company’s other named executive officers on December 31, 2017, Ms. Buck and Messrs. Cassis, Harrington, Khanna and King, are each required to accumulate common stock equal to two times their base salary. Pursuant to the guidelines, members of the Board are required to accumulate a minimum of 5,000 shares of common stock of the Company.

If, as the case may be, a named executive officer shall become non-compliant with the guidelines, he or she will have a period of twelve months to regain compliance with the guidelines. If, after such twelve month period, the named executive officer remains non-compliant, then, with respect to any subsequent exercise of a stock option by such executive officer, 50% of such executive’s net after-tax profit from such exercise must be retained in shares of common stock until compliance with the guidelines is achieved. Exceptions to these equity ownership guidelines may be considered by the Nominating and Corporate Governance Committee with respect to individual financial situations of current or future executives covered by the guidelines. For purposes of the accumulation of shares of common stock to comply with these guidelines, in addition to any direct ownership of shares of common stock by a named executive officer or Director, any shares of restricted stock and vested “in-the-money” stock options, which either were or will be granted by the Company to such executives or Directors, apply toward the satisfaction of the guidelines. The ownership guidelines have been met by all Directors except for Dr. Ornskov, who is in the process of complying, and all named executive officers except for Ms. Buck, who has until 2022 to meet her ownership guideline.

Board Leadership Structure

As stated in the Company’s Corporate Governance guidelines, the Board has no set policy

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with respect to the separation of the offices of Chairman and Chief Executive Officer. Douglas A. Berthiaume served as both Chairman of the Board and Chief Executive Officer from 1996 until September 2015 at which time Christopher J. O’Connell became President and Chief Executive Officer. Following Mr. O’Connell’s appointment, the offices of Chairman and Chief Executive Officer were separated. Effective January 1, 2018, Mr. O’Connell became Chairman of the Board and the offices were combined. The Board of Directors believes that combining the offices of Chairman of the Board and Chief Executive Officer has served the Company well in fostering strong and consistent leadership. The Lead Independent Director facilitates an appropriate balance between such leadership and independent and effective oversight of the Company’s affairs.

Since 2004, Thomas P. Salice, an independent director, has served as the Board’s “lead independent director”. In that capacity, he has presided over executive sessions of the non-management Directors of the Board and provided a focal point for and facilitated communication among non-management Directors, Company management and Company stockholders.

The lead independent director continues to facilitate independent and effective oversight of the Company’s affairs.

Majority Voting

The Company’s bylaws provide for majority voting for Directors in uncontested elections. A further description of the Company’s majority voting provisions can be found under “Proposal 1. Election of Directors” herein.

Guidelines and Code of Conduct

The Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics for employees, executive officers and Directors and a “whistleblower” policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on the Company’s website at http://www.waters.com under the caption “Corporate Governance” and copies may be obtained, without charge, upon written request to the Company, c/o Secretary, 34 Maple Street, Milford, MA 01757.

Policy Against Hedging

In 2013, the Board adopted a policy prohibiting Directors, officers and certain key employees from purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset any decrease in market value of equity securities of the Company. This prohibition does not apply to any bona fide pledge of equity securities of the Company, not made for the purpose of hedging.

Board Candidates

Selection of Candidates

With respect to potential candidates to serve on the Board, the Nominating and Corporate Governance Committee considers suggestions from a variety of sources, including stockholders. Any nominations of candidates, together with appropriate biographical information, should be submitted in accordance with the Company’s bylaws to the Company, c/o Secretary, 34 Maple Street, Milford, MA 01757.

The Nominating and Corporate Governance Committee believes that candidates for service as a Director of the Company should meet certain minimum qualifications. In selecting Directors, the Board seeks individuals who are highly accomplished in their respective fields, with superior educational and professional credentials. Candidates should satisfy the Company’s independence criteria, which are part of its Corporate Governance Guidelines and summarized below and the applicable listing standards of the New York Stock Exchange. In assessing candidates for Director, the Nominating and Corporate Governance Committee will consider their skills, experience and diversity in the context of the overall composition of the Board.

The Company has a process for identifying and selecting candidates for Board membership. Initially, the Chairman, the Chief Executive Officer, the Nominating and Corporate Governance Committee or other Board members identify a need to either expand the Board with a new member possessing certain specific characteristics or to fill a vacancy on the Board. A search is then undertaken by the Nominating and Corporate Governance Committee, working with recommendations and input from Board members, members of senior management, professional contacts, external advisors, nominations

CORPORATE GOVERNANCE

by stockholders and/or the retention of a professional search firm, if necessary. An initial slate of candidates is identified that will satisfy the criteria for Board membership and is presented to the Nominating and Corporate Governance Committee for review. Upon review by the Nominating and Corporate Governance Committee, a series of interviews of one or more candidates is conducted by the Chairman, Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee. During this process, the full Board is informally apprised of the status of the search and its input is solicited.

Upon identification of a final candidate, the entire Nominating and Corporate Governance Committee will meet to consider the credentials of the candidate and thereafter, if approved, will submit the candidate for approval by the full Board.

Diversity

As noted above, in assessing candidates for Director, the Nominating and Corporate Governance Committee considers their diversity of experience, skills and background in the context of the overall composition of the Board. Our Board is currently comprised of Directors with extensive industry experience and with a broad set of skills critical to providing us with strategic and operational oversight. In addition, our board is comprised of individuals with a diversity of backgrounds. For example, of our current Directors, seven have served as a chief executive officer, two are women, six have had careers in industries that are relevant to our business, three have technical backgrounds in science and technology, five are experts in finance and capital allocation, two have accounting backgrounds, and one has served as a chief financial officer.

Proxy Access

In 2017, the Board adopted a proxy access bylaw provision that allows eligible stockholders or groups of up to 20 stockholders who have held at least 3% of our common stock continuously for three years to nominate up to two individuals or 20% of the Board, whichever is greater, for election at our annual stockholder meeting, and to have those individuals included in our proxy materials for that meeting. The adoption of this bylaw followed months of outreach to our largest stockholders, who together hold more than half of our outstanding common stock, as well as consultation with the proponent of the non-binding stockholder proposal that was approved by our stockholders at our 2017 Annual Meeting of Stockholders. The parameters of our proxy access bylaw reflect our consideration of the input of the stockholders who responded to our outreach initiatives regarding the features of proxy access that will best align the Company’s interests with those of our stockholders, as well our review of prevailing market practice. On this basis we believe that the proxy access bylaw adopted by the Board strikes an appropriate balance between providing meaningful proxy access for our stockholders and limiting the potential for abuse.

Board/Director Independence

The Company’s Corporate Governance Guidelines include criteria adopted by the Board to assist it in making determinations regarding the independence of its members. Our Categorical Standards of Independence are also available on the website www.waters.com under the caption “Corporate Governance”. The criteria, summarized below, are consistent with the New York Stock Exchange listing standards regarding director independence. To be considered independent, the Board must determine that a director does not have a material relationship, directly or indirectly, with the Company. A director will not be considered independent if he or she, or an immediate family member, has been within the last three years:

•	an executive officer of the Company;

•	a current partner or employee of an internal or external auditor of the Company or a partner or employee of an internal or external auditor of the Company who personally worked on the Company’s audit;

•	an executive officer of a public company that was on the compensation committee of its board;

•

a paid advisor or consultant to the Company receiving in excess of $100,000 per year in direct compensation from the Company (other than fees for service as a director) within the past three years or has an immediate family member who has been a paid advisor or consultant to the Company; and

•

an employee (or in the case of an immediate family member, an executive officer) of a company that does business with the Company and the annual payments to or from the Company exceeded the greater of $1 million or 2% of the other company’s annual gross revenues.

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In addition, a director will not be considered independent if he or she, or an immediate family member, has been an executive officer of a tax-exempt entity that receives contributions in any fiscal year from the Company exceeding the greater of $1 million or 2% of its gross revenues. A director also will not be considered independent if he or she has an immediate family member who is a current employee of an internal or external auditor of the Company who participates in such firm’s audit, assurance or tax compliance practice.

The Board has determined that each Director, other than Mr. Berthiaume, who served as the Company’s Chairman until his retirement in December 2017, and Mr. O’Connell, the Company’s current Chairman and Chief Executive Officer, has no material relationship with the Company and otherwise qualifies as “independent” under these criteria and the applicable listing standards of the New York Stock Exchange.

Stockholder and Board Communications

With respect to communications with the Board on general matters, stockholders and interested parties may communicate directly with the lead director or with the non-management Directors as a group by writing to Waters Corporation, c/o Secretary, 34 Maple Street, Milford, Massachusetts 01757. Any such communication should include the name and return address of the stockholder, the specific Director or Directors to whom the contact is addressed and the nature or subject matter of the contact. All communications will be sent directly to the appropriate Board member.

Risk Oversight

Board’s Role in Risk Oversight Generally

Included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 are the risk factors affecting the Company which are periodically reviewed by the Board and the Audit Committee and updated or expanded as warranted. The Board is responsible for overseeing the management and operations of the Company, including its risk assessment and risk management functions. The Board has delegated responsibility to reviewing the Company’s policy with respect to risk assessment and management to the Audit Committee.

Additionally, the Company has an Enterprise Risk Management program under the direction of the

Vice President, Internal Audit and Chief Compliance Officer. This program seeks to identify risks, develop and implement risk mitigation plans and monitor the results affecting the Company’s business and operations on an ongoing basis. Management of the Company actively participates in this program and briefs the Audit Committee on the strategic, operational, compliance and financial risks affecting the Company and efforts undertaken to mitigate them. The Compensation Committee has responsibility for oversight of risk related to compensation matters as more fully described below.

Compensation-Related Risk

The Compensation Committee conducted a review to determine if any compensation plans and practices would be reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed various components of the Company’s compensation plans including their size, scope and design. The Compensation Committee also reviewed whether the compensation plans promote unnecessary risk taking and the policies in place to mitigate compensation risk. The review included an assessment of design features that could encourage excessive risk-taking and the potential magnitude of such risks, including design features such as a short-term oriented pay mix, overly aggressive goal setting and over-weighting of annual incentives. Several features of the Company’s annual incentive plan, the Management Incentive Plan, mitigate compensation-related risk including the use of payout caps, a clear link between payouts under the plan and the Company’s financial performance, and Compensation Committee oversight in determining payouts under the Plan. The policies that exist to mitigate compensation-related risk include, among others, (1) the Company’s Recoupment Policy for Management Incentive Plan awards; (2) stock ownership guidelines for named executive officers; (3) a five-year vesting provision for long-term incentive awards; (4) a prohibition on hedging; and (5) independent oversight of compensation programs by the Compensation Committee with input from an independent compensation consultant. Based on this review, the Compensation Committee and the Company do not believe that there are any compensation related risks arising from the Company’s compensation plans that would have a material adverse effect on the Company.

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Role of Compensation Consultant, Compensation Committee and Management in Decision-Making

The Compensation Committee engaged Pearl Meyer as its outside independent compensation consultant during fiscal year 2017. Pearl Meyer participates in Compensation Committee meetings and executive sessions and advises the Compensation Committee on a range of executive officer and director compensation matters including plan design, competitive market assessments, trends, best practices and technical and regulatory developments. Pearl Meyer provides services to the Compensation Committee related only to executive officer and director compensation, including defining peer groups, comparing executive officer and director compensation arrangements to those of the peer groups, and providing market data and advice regarding executive and director compensation plans. The Compensation Committee has the authority to engage and terminate independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer is independent in providing executive compensation consulting services. The Compensation Committee conducted a specific review of its relationship with Pearl Meyer in 2017, and determined that Pearl Meyer’s work for the Compensation Committee did not raise any conflicts of interest, considering the factors set forth in the applicable SEC and New York Stock Exchange rules. The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

The Compensation Committee approves all compensation decisions for the named executive officers, after consulting with Pearl Meyer, as appropriate. The Senior Vice President of Global Human Resources also provides the Compensation Committee with information and analysis on the Company’s executive compensation programs as requested. During 2017, Mr. O’Connell provided the Compensation Committee with his assessment of the performance of the Company and the other named executive officers, and made compensation recommendations for the other named executive officers. The Compensation Committee, however, makes all final decisions with respect to the compensation of the CEO and the other named executive officers. No named executive officer makes any decision or recommendation to the Compensation Committee on any element of his or her own compensation.

Directors Meetings and Board Committees

Meetings

The Board held seven meetings during the year ended December 31, 2017. The Board has determined that each Director other than Mr. Berthiaume, who served as the Company’s Chairman until his retirement in December 2017, and Mr. O’Connell, the Company’s current Chairman and Chief Executive Officer, has no material relationship with the Company and otherwise qualifies as “independent” under applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance — Board/Director Independence” below.

During 2017, each of the Company’s Directors attended in excess of 75% of the aggregate of the meetings of the Board and the meetings of committees of the Board of which such Director was a member. During fiscal year 2017, the Compensation Committee met five times, the Audit Committee met eight times and the Nominating and Corporate Governance Committee met twice. In 2017, the Board of Directors formed an Ad Hoc Finance Committee which became a formal standing committee of the Board in February 2018. During the fiscal year 2017, the Ad Hoc Finance Committee met twice.

The Company does not have a formal policy, but encourages Director attendance at annual stockholder meetings. All Directors, except one, attended the 2017 annual meeting of stockholders.

Audit Committee

The Audit Committee, which currently consists of Ms. JoAnn A. Reed (Chair), Dr. Michael J. Berendt and Mr. Christopher A. Kuebler, oversees the activities of the Company’s independent registered public accounting firm, PwC, and provides oversight with respect to accounting and financial reporting and audit functions. The Audit Committee meets the definition of “Audit Committee” as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee engages the independent registered public accounting firm, and performs certain other

CORPORATE GOVERNANCE

functions pursuant to its charter, a copy of which is available on the Company’s website at http://www.waters.com under the caption “Corporate Governance”. Each member of the Audit Committee is independent under SEC rules and the applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance — Board/Director Independence”. The Board has determined that each of the three members of the Audit Committee — Ms. Reed, Dr. Berendt and Mr. Kuebler — is an “audit committee financial expert” within the meaning of the SEC rules and has “accounting or related financial management expertise” within the meaning of New York Stock Exchange rules.

Compensation Committee

The Compensation Committee, which currently consists of Mr. Christopher A. Kuebler (Chair), Mr. Edward Conard and Dr. Flemming Ornskov, approves the compensation of executives of the Company, makes recommendations to the Board with respect to standards for setting compensation levels and administers the Company’s incentive plans. The Compensation Committee’s charter is available on the Company’s website at http://www.waters.com under the caption “Corporate Governance”. Each member of the Compensation Committee is independent under the applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance — Board/Director Independence”.

Finance Committee

The Finance Committee, which currently consists of Mr. Edward Conard (Chair), Ms. JoAnn A. Reed and Mr. Thomas P. Salice, oversees the Company’s financial activities and financial condition. Among other things, it reviews and makes recommendations to the Board with respect to financing plans and strategies, investment policies and capital markets activities. When finalized, the Finance Committee’s charter will be available on the Company’s website at http://www.waters.com under the caption “Corporate Governance”. Each member of the Finance Committee is independent under the Company’s independence criteria, which are summarized under “Corporate Governance — Board/Director Independence”.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Dr. Michael J. Berendt (Chair), Dr. Laurie H. Glimcher and Mr. Thomas P. Salice. The responsibilities of the Nominating and Corporate Governance Committee include the recruitment and recommendation of candidates for the Board. The Nominating and Corporate Governance Committee may, as it deems appropriate, give consideration to any candidates suggested by the stockholders of the Company. The Nominating and Corporate Governance Committee also develops and recommends to the Board the Corporate Governance Guidelines for the Company. The charter of the Nominating and Corporate Governance Committee, which sets forth all of the Nominating and Corporate Governance Committee’s functions, is available on the Company’s website at http://www.waters.com under the caption “Corporate Governance”. Each member of the Nominating and Corporate Governance Committee is independent under the applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance — Board/Director Independence”.

Report of the Audit Committee of the Board of Directors

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Waters specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

During 2017, the Audit Committee of the Board, in conjunction with management and PricewaterhouseCoopers LLP, or PwC, the Company’s independent registered public accounting firm, focused on the following items:

1. Compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Act”) and the adequacy of Company internal controls;

2. The appropriateness of Company financial reporting and accounting processes;

3. The independence and performance of the Company’s independent registered public accounting firm;

CORPORATE GOVERNANCE

4. Company compliance with laws and regulations, including compliance with applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

5. Review of the Company’s independent registered public accounting firm’s quality control procedures.

The Company retains Ernst &Young LLP to assist in elements of continuing compliance with Section 404 of the Act. The Company’s compliance with Section 404 of the Act is managed primarily by the Company’s Vice President, Internal Audit and Chief Compliance Officer in conjunction with the Company’s Senior Vice President, Chief Financial Officer and its Vice President, Corporate Finance and Corporate Controller. During 2017, the Audit Committee received regular and detailed briefings from the Company’s Vice President, Internal Audit and Chief Compliance Officer and PricewaterhouseCoopers LLP regarding the Company’s compliance with Section 404 of the Act. On February 26, 2018, the Company’s Vice President, Internal Audit and Chief Compliance Officer and PricewaterhouseCoopers LLP reported to the Audit Committee that no material weaknesses had been identified in the Company’s internal control over financial reporting as of December 31, 2017.

The Board has adopted a written charter setting out more specifically the functions that the Audit Committee is to perform. The charter is reviewed on an annual basis by the Audit Committee and the Audit Committee is advised as to any corporate governance developments which may warrant charter amendments. The charter is available on the Company’s website at http://www.waters.com under the caption “Corporate Governance”. A discussion of the Audit Committee’s role in risk oversight can be found under the heading “Risk Oversight — Board’s Role in Risk Oversight Generally” below.

As stated in its charter, the Audit Committee is tasked with, among other things, reviewing with management the Company’s guidelines and policies with respect to its approach to risk assessment and risk management. In addition, major financial risk exposures and means of monitoring and controlling these exposures, is to be discussed with management.

The Audit Committee held eight meetings during the fiscal year ended December 31, 2017. The Audit Committee reviewed on a quarterly basis, with members of the Company’s management team, the Company’s quarterly and annual financial results prior to the release of earnings and the filing of the Company’s quarterly and annual financial statements with the SEC. The Board has determined that each of the three current members of the Audit Committee — Ms. Reed (Chair), Dr. Berendt and Mr. Kuebler — is an “audit committee financial expert” as defined under the applicable rules and regulations of the SEC and has “accounting or related financial management expertise” within the meaning of the New York Stock Exchange rules. Company management has primary responsibility for the financial statements and reporting processes. The Company’s independent registered public accounting firm, PwC, audits the annual financial statements and is responsible for expressing an opinion on their conformity with generally accepted accounting principles.

The Audit Committee has adopted the following guidelines regarding the engagement of PwC to perform non-audit services for the Company:

Company management will submit to the Audit Committee for approval a list of non-audit services that it recommends the Audit Committee engage its independent registered public accounting firm to provide from time to time during the fiscal year and an estimated amount of fees associated with such services. Company management and the Company’s independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. The Audit Committee will, in its discretion, either approve or disapprove both the list of permissible non-audit services and the estimated fees for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the Company’s independent registered public accounting firm pursuant to this pre-approval process and the actual expenditure of fees associated therewith as well as new non-audit services being requested for approval.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman will report action taken to the Audit Committee at the next Audit Committee meeting.

PwC and the Company ensure that all audit and non-audit services provided to the Company have been pre-approved by the Audit Committee.

CORPORATE GOVERNANCE

The Audit Committee hereby reports for the fiscal year ended December 31, 2017 that:

1. It has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2017 with Company management;

2. It has reviewed and discussed with PwC those matters required to be communicated by PwC to the Audit committee, including under Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

3. It has received from PwC written disclosures and a letter required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence;

4. It has considered whether, and determined that, the provision of non-audit services to the Company by PwC as set forth below, was compatible with maintaining auditor independence; and

5. It has reviewed and discussed with PwC its internal quality control procedures, and any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years.

Based on the items reported above, on February 26, 2018, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC. The recommendation was accepted by the Board on the same date.

Ms. JoAnn A. Reed                Mr. Edward Conard                Mr. Thomas P. Salice

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Christopher A. Kuebler (Chair), Mr. Edward Conard and Dr. Flemming Ornskov. During fiscal year 2017, no member of the Compensation Committee was an officer or employee of the Company or served as a member of the Board or

Compensation Committee of any entity that has one or more executive officers serving as members of the Waters Board or its Compensation Committee and no executive officer of the Company served on the Compensation Committee or Board of Directors of any entity that has one or more executive officers serving on the Waters Board or Compensation Committee.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis discusses the compensation programs for our named executive officers. Our named executive officers for fiscal year 2017 were as follows:

●	Christopher J. O’Connell, Chief Executive Officer (“CEO”);

●	Sherry L. Buck, Senior Vice President and Chief Financial Officer (“CFO”);

●	Eugene G. Cassis, Former Senior Vice President and Chief Financial Officer, Senior Vice President and Senior Advisor;

●	Michael C. Harrington, Senior Vice President, Global Markets;

●	Ian S. King, Senior Vice President, Global Products; and

●	Rohit Khanna, Former Senior Vice President, Applied Technology.

On January 9, 2017, Ms. Buck joined the Company as Senior Vice President and Chief Financial Officer and Mr. Cassis resigned from his position as the Company’s Chief Financial Officer and transitioned to a senior advisor role. Mr. Cassis retired from the Company effective March 9, 2018. Although Mr. Cassis ceased to serve as Chief Financial Officer in January 2017, he is included as a named executive officer in this discussion and the accompanying tables pursuant to SEC rules.

On July 21, 2017, the Company combined the Instruments Technology Group with the Applied Technology Group consisting of Informatics, Consumables and Scientific Operations, to create the Waters Global Products Group. Coincident with this change, effective July 21, 2017, Rohit Khanna resigned from his position as Senior Vice President, Applied Technology. Mr. Khanna continued to serve as Senior Vice President of the Company and as a member of its executive committee until his retirement on December 31, 2017.

Executive Summary

Philosophy and Objectives of Waters’ Executive Compensation Program

Waters’ executive compensation program is intended to be both performance-based and market competitive, with an emphasis on short- and long-term variable performance-based compensation. The objectives of the Company’s executive compensation program are as follows:

●	To focus senior management on achieving financial and operating objectives that enhance long-term stockholder value;

●	To align the interests of senior management with the Company’s stockholders; and

●	To attract and retain senior executive talent.

The Company’s executive compensation program is designed to motivate and reward executives for sustained high levels of achievement of the Company’s financial and operating objectives. In conjunction with our objective to emphasize performance-based compensation, base salaries are generally targeted at or below the market median for similarly situated executives in comparable companies, with actual base salaries varying based on the performance, tenure, experience and contributions of the executive officer. Annual incentive target awards are positioned to be at or slightly above the market median, and annual performance targets represent challenging operational and financial goals. In the aggregate, these two annual compensation components provide a target total cash compensation opportunity that approximates the median of the market. We believe that the structure of our total annual cash compensation effectively aligns executives’ interests with stockholders’ interests by placing emphasis on the achievement of annual financial and operating objectives.

For longer-term alignment of the interests of our executives and stockholders, the Company grants annual long-term equity incentive awards consisting of stock options and performance stock units (“PSUs”). Stock options provide value to the executive only if the Company’s stock price increases over time and PSUs will only vest and be

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

earned if the Company delivers greater total shareholder return than the comparator group of companies over the performance period. The value of long-term equity incentive awards is targeted to be at the market median. The Compensation Committee, however, retains discretion to grant awards with grant date values either below or above the market based on the executive’s performance, role and grant size relative to other executives. Stock options and PSUs, which vest over a five-year period and three-year period, respectively, also serve as valuable retention tools.

In addition to the philosophy and structure of the executive compensation program as described above, the Compensation Committee also considers, as appropriate, the compensation practices for all Waters employees in reviewing the compensation for named executive officers.

Pay Mix

Consistent with our performance-based compensation philosophy, variable, performance-based compensation comprises a substantial portion of the target total direct compensation (base salary, target annual incentive award and grant date value of the long-term incentive award) for our named executive officers. For 2017, performance-based compensation (annual and long-term equity incentives at target, as applicable, and at grant) represented 87% of the target total direct compensation for Mr. O’Connell and 76% for all other named executive officers as a group, excluding Mr. Cassis. The pay mix for Mr. O’Connell and all other named executive officers, excluding Mr. Cassis, is consistent with the Company’s compensation peer group.

CEO Pay Mix	NEO Pay Mix

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

2017 Key Business Priorities and Connection to our Executive Compensation Program

The chart below illustrates how Waters emphasizes key performance metrics in our executive compensation program and how these metrics align with our business priorities and performance.

Key Business Priorities	Compensation Design	Performance Results and Corresponding Compensation
Organic revenue growth	A constant currency revenue growth rate was added as a measure to our annual cash incentive plan, the Management Incentive Plan (“MIP”), in 2016. This measure had a weight of 25% in 2017. (1)

2017 constant currency revenue grew 5.8% to $2,285,313, which was just under Waters’ target of $2,286,400 constant currency revenue growth. As a result, executives were paid 99% of the target payout for this performance component of the MIP.

Operating leverage and earnings growth	Operating leverage and earnings growth is reinforced with a non-GAAP operating income threshold measure and challenging non-GAAP earnings per share (“E.P.S.”) growth performance goal. (2)

2017 operating income grew 8.2% over the prior year, exceeding the operating income threshold of 3% growth over the prior year. Achievement of this threshold level of operating income performance is required before any bonus payments are made based on non-GAAP E.P.S. growth.

Non-GAAP earnings per share grew 9.5% over the prior year, which was just under Waters’ target of 10% non-GAAP E.P.S. growth. As a result, executives were paid 93% of the target payout for this performance component of MIP.

Sustainable stockholder value creation

Alignment with the long-term interests of our stockholders is achieved through our annual long-term incentive (“LTI”) equity program, which includes stock options that vest over a five-year period. Beginning with the 2016 annual grant, PSUs were introduced into our annual LTI equity program, and will vest over a three-year performance period based on relative TSR. Beginning with the annual grant of PSUs made in 2017, the Company implemented a post-vest holding requirement of two years for the CEO and one year for other executive officers.

For the three, five and ten year periods ending on December 31, 2017, Waters stock yielded a 71%, 122% and 144% return on $100 investment made on December 31, 2014, December 31, 2012 or December 31, 2007, respectively.

Use of Non-GAAP Financial Metrics in our Executive Compensation Program

The Company generally uses non-GAAP financial measures to facilitate management’s financial and operational decision-making, evaluate historical operating results, make comparisons to competitors’ operating results and determine management incentive compensation.

(1)	The Company believes that referring to comparable constant currency revenue growth rates is a useful way to evaluate the underlying performance of the Company’s net revenue. Constant currency revenue growth rate, a non-GAAP financial measure, measures the change in net revenue between current and prior year periods, without taking into account the impact of foreign currency exchange rates during the current period. In 2017, currency translation reduced the revenue growth rate by 1% to approximately 6%.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

(2)

The Company’s non-GAAP operating income and E.P.S. growth are based on operating income and E.P.S. reported in accordance with GAAP, but adjusted to exclude certain charges and credits that the Company considers non-operational and not directly related to ongoing operations of the Company. In 2017, GAAP operating income and earnings per share were adjusted for purchased intangibles amortization, stock award modifications, restructuring costs, litigation provisions, tax reform and certain income tax items. 2017 non-GAAP E.P.S. also excludes the 24 cent E.P.S. impact of the adoption of the new Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, which amended ASC Topic 718, Compensation — Stock Compensation, in order for E.P.S. to be measured on a consistent basis between periods.

A reconciliation of GAAP to non-GAAP E.P.S. and non-GAAP operating income can be found in the Form 8-K dated January 23, 2018 that contained the company’s results of operations for the quarter and year ended December 31, 2017, which are incorporated herein by reference, and on the Company’s website at http://www.waters.com under the caption “Investors”. Copies may be obtained, without charge, upon written request to the Company, c/o Vice President, Investor Relations, 34 Maple Street, Milford, MA 01757.

Stockholder Outreach Program

Stockholder Outreach and Say-on-Pay

The Compensation Committee values the opinions of our stockholders and considers the outcome of our annual Say-on-Pay stockholder vote in determining the structure of our executive compensation program, as well as in making future compensation decisions. Waters has historically received strong annual support for our executive compensation program, with greater than 90% of voted shares voting in favor of Waters’ executive compensation programs, however, in 2016, only 60% of voted shares voted in favor of our executive compensation program. In response, our Compensation Committee established a Stockholder Outreach Program so that we could engage and receive feedback from our stockholders on our executive compensation program. In 2017, 86% of voted shares voted in favor of our executive compensation program.

Listening to our Stockholders

Our stockholders have favorable views of many of the aspects of our executive compensation program, including our emphasis on performance-based components of compensation and the strength of our performance measures. Over the past two years, our stockholders, however, have provided constructive feedback to the Company in certain areas of our executive compensation program. Key changes made to our executive compensation program in response to stockholder feedback include:

●	PSUs were incorporated into our long-term incentive (“LTI”) grants

●	Post-vesting holding periods were implemented for PSU awards

●	Annual LTI grants are re-oriented around the market median

●	All excise tax gross-up provisions were eliminated

Compensation Governance and Pay Practices

Waters maintains strong pay and governance practices as outlined below. A full description of these policies and practices can be found in the discussion below in the section entitled “Elements of Executive Compensation.”

What We Do	What We Don’t Do
● Robust director and executive officer stock ownership	● No executive perquisites or supplemental benefits
● Compensation recoupment policy for cash incentive awards	● No new or legacy excise tax gross-up provisions

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

What We Do	What We Don’t Do
● Market-based executive compensation levels	● No option repricing without stockholder consent
● Annual compensation risk assessment	● No discretionary or guaranteed bonus payments, other than one-time sign-on awards made in conjunction with an executive’s hiring (as described below)
● Anti-hedging policy
● Independent compensation consultant
● Double trigger for accelerated equity vesting upon a change of control
● Post-vesting holding periods for PSU awards

Compensation Arrangements of Ms. Buck, Newly Appointed CFO

Sherry Buck was appointed to serve as the Company’s Senior Vice President and Chief Financial Officer, effective January 9, 2017. Ms. Buck replaced Eugene Cassis, who resigned as the Company’s Chief Financial Officer on January 9, 2017 and transitioned to a senior advisory role with the Company.

In connection with Ms. Buck’s hiring, the Company consulted with its independent compensation consultant, Pearl Meyer, on the competitive market data for Chief Financial Officers’ compensation in the Company’s industry peer group. Ms. Buck’s compensation was set by the Committee after reviewing competitive market provided by Pearl Meyer data and consistent with the Company’s executive compensation philosophy of setting base salary at or below the market median, total target cash compensation at approximately the market median and annual long-term incentive compensation also at the market median. The Company entered into an offer letter with Ms. Buck that provides for an annual base salary of $525,000 and an annual target bonus opportunity based on achievement of performance objectives as established by the Committee equal to 75% of her annual base salary. Ms. Buck’s annual salary and target total cash compensation were both set at approximately the 50th percentile of the market data. In addition, on January 19, 2017, Ms. Buck was granted an annual long-term equity award, consistent with the annual grant made to other executive officers on December 9, 2016. The grant date value of Ms. Buck’s long-term equity award was approximately $1,225,000, with 70% of the long-term equity grant comprised of stock options and 30% of the long-term equity grant comprised of

PSUs. Ms. Buck’s annual long-term equity grant was also set at approximately the 50th percentile of the competitive market data. Ms. Buck’s agreement also provides for sign-on awards, which were intended to compensate Ms. Buck for a portion of the equity awards from her prior employer that were forfeited as a result of joining Waters. She received a cash sign-on bonus of $300,000 and a long-term equity grant with a grant date value of approximately $600,000, $300,000 of which was delivered in stock options and $300,000 of which was delivered in restricted stock units (“RSUs”). The stock options will vest 20% each year on the first five anniversaries of the date of grant and the RSUs will vest 33% each year on the first three anniversaries of the date of grant, in each case generally subject to her continued employment through the applicable vesting date.

Transition and Retirement of Mr. Khanna, Former Senior Vice President, Applied Technology

On July 21, 2017 the company announced the formation of a fully-integrated Global Products organization, which combined into one organization the former Instruments Technology group under the leadership of Mr. Ian King and the former Applied Technology Group under the leadership of Mr. Rohit Khanna. Coincident with this organizational transition, Mr. Khanna resigned from his position as Senior Vice President, Applied Technology, effective July 21, 2017, and remained a Senior Vice President of the Company and member of the Company’s executive committee until his retirement on December 31, 2017 (the period between July 21, 2017 and December 31, 2017 is referred to as the “Transition Period”). During the Transition Period, pursuant to a Transition and Separation Agreement between him and the Company, dated July 21, 2017, Mr. Khanna received his then-current base salary,

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

remained eligible to receive an annual incentive award in respect of fiscal 2017, and remained eligible to participate in the Company’s employee benefit plans, but did not participate in any long-term incentive compensation or other similar programs of the Company. Due to the elimination of his position, upon his retirement on December 31, 2017, the Committee determined that it was appropriate to provide Mr. Khanna with continued salary and subsidized COBRA continuation coverage for 12 months and accelerated vesting of those stock options and RSUs that would have vested on or before December 31, 2018 (or, with respect to a stock option grant made in February 2016, February 2019).

Data Used to Make Compensation Determinations

Competitive Market Assessment

Competitive market data is an important component used in determining the amount of each element of compensation for our named executive officers. The Compensation Committee utilizes Pearl Meyer to provide advice and analysis on the structure of our executive compensation program as well as competitive data on base salary, total cash compensation and long-term incentives. Pearl Meyer prepares this competitive assessment annually for the Compensation Committee. The Compensation Committee reviews the total compensation package for each named executive officer from the perspective of total direct compensation, which includes base salary, target annual incentive award and the grant date value of the long-term incentive award. The Compensation Committee also reviews each named executive officer’s compensation package to ensure that the total compensation package emphasizes performance-based compensation elements and is designed to meet the overall objectives of our executive compensation program. The Compensation Committee considers a range of factors in determining the amount of each compensation element for each named executive officer. The range of factors includes Company performance, individual performance and experience, competitive market data, hiring and retention needs, scope of responsibility and an individual’s potential for making future contributions to the Company.

Pearl Meyer and the Compensation Committee utilize a core industry peer group of 16 publicly traded companies in the life sciences and analytical instrument industry with generally similar revenues and market capitalization as Waters.

The 2017 industry peer group is comprised of the following companies.

Agilent	Illumina
C.R. Bard	Intuitive Surgical
Bio-Rad Laboratories	Mettler-Toledo
Bruker	Perkin Elmer
Edwards Lifesciences	ResMed
FLIR Systems	Roper Industries
Hologic	Teleflex
IDEXX Laboratories	Varian Medical

Each year, Pearl Meyer evaluates the peer group for its continued appropriateness for external executive compensation comparisons based on the primary selection criteria of similarity in industry, products and services, revenue and market capitalization. The target range for inclusion in the peer group for both revenue and market capitalization is 50% to 200% of Waters’ revenue and market capitalization. There were no changes to the peer group for 2017. The median revenue for the peer group for the four quarters prior to August 2017 was $2.5 billion and market capitalization for the peer group as of August 2017 was $12.3 billion. Waters’ revenue and market capitalization for the same period were $2.2 billion and $14.6 billion, representing the 41st and 57th percentiles, respectively.

Pearl Meyer and the Compensation Committee also utilized the Aon Hewitt Executive Compensation and Radford Surveys as an additional tool to review the competitiveness of each named executive officer’s compensation levels against the market. The Aon Hewitt Executive Compensation and Radford Surveys provide a general industry perspective based on revenue scope for each named executive officer position. We use

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

the broad survey data in combination with the peer group data in evaluating our named executive officers’ compensation. The Compensation Committee does not rely upon data from any individual company participating in any of these surveys in making compensation decisions. Data from the survey source and the peer companies are combined to develop a primary market composite which is based on an average of survey data and peer company data.

Elements of Executive Compensation

There are three key elements of our executive compensation program: base salary, annual incentive awards, and long-term incentive awards. Each element addresses specific objectives of the program and together they are intended to meet the overall philosophy and objectives of our executive compensation program as described above. The mix of short-term cash incentives and long-term equity incentives focuses executives on the achievement of annual and longer-term financial and operating objectives that drive long-term stockholder value. In addition, the Compensation Committee reviews the combined total of these three compensation elements (measured at target for annual and long-term incentives, as applicable), or total direct compensation, in order to appropriately position total direct compensation relative to both the marketplace and the Company’s objectives. Although the amount of each element of compensation for each named executive officer differs based on position-specific market data, the critical nature of the executive’s position to the business, the executive’s level of contribution and other individual factors, the overall structure and compensation elements utilized in 2017 are consistent for the CEO and all other named executive officers.

Compensation Element	Objective	Target Position to Market	2017 Market for Named Executive Officers (1)

Base Salary	To attract and retain senior executives and other key employees.	Generally targeted at or below the 50th percentile. Actual individual salaries may vary based on an executive’s performance, tenure, experience and contributions.	The overall market position for base salaries in 2017 was at the 40th percentile of the market. Individual base salaries ranged from the 35th percentile to the 45th percentile.

Annual Incentive	To motivate named executive officers to achieve strong financial and operational goals as established by the Compensation Committee at the beginning of the fiscal year.

Target payouts at 100% achievement of performance goals are generally positioned at or slightly above the 50th percentile in order to achieve a target total cash position (base plus target annual incentive) that approximates the 50th percentile. Achievement of threshold performance goals is required for any payout.

The overall market position for total target cash opportunity (that is, the sum of base salary and target annual incentive) was at the 50th percentile of the market.

Long-Term Performance-Based Equity Incentive Awards

To motivate senior executives and other key employees to contribute to the Company’s long-term growth of stockholder value and to align compensation with the growth in Waters stock price and achievement of the Company’s strategic growth goals. Long-term performance-based equity incentive awards are also designed to assist in the retention of senior executives and key employees.

		Equity compensation is targeted to be at market median. Actual individual grants are determined based on the executive’s position, performance, tenure, experience and contributions.	Annual long-term equity incentive awards made on December 5, 2017 were at the 50th percentile of the market. Individual grants ranged from the 40th percentile for named executive officers to the 55th percentile for the CEO.

(1)

The 2017 market position noted in the above table reflects the analysis completed by Pearl Meyer in the fourth quarter of 2017. It has been the consistent practice of the Compensation Committee to grant long-term performance-based equity incentive compensation to the named executive officers at the Compensation Committee meeting held in December of each year. This Pearl Meyer analysis therefore includes the cash compensation comprised of base salary and annual incentive effective as of January 1, 2017 and the annual long-term performance-based equity incentive award granted in December 2017. This analysis excludes Mr. Cassis and Mr. Khanna as both had announced their retirement and were in senior advisory roles at the time of the analysis in December 2017.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Base Salary

The base salaries for the CEO and named executive officers are reviewed annually by the Compensation Committee. Consistent with the compensation practices established for all Company employees, the individual salaries for the CEO and named executive officers are determined based upon a combination of factors, including past individual performance and experience, Company performance, scope of responsibility, an individual’s potential for making contributions to future Company performance, competitive pay practices and the annual base salary increase guidelines. The Compensation Committee considers all these factors in determining base salary increases and does not assign a specific weighting to any individual factor.

Assessment of 2017 Base Salary and Promotional Increases

In addition to considering the factors listed above, the Compensation Committee also considers the competitive market position of an executive officer’s base salary. Base salary increases are approved by the Compensation Committee at the end of the fiscal year with an effective date at the beginning of the next fiscal year, or January 1st of each year. The competitive assessment completed by Pearl Meyer at the end of 2016 provided the market information used in determining the base salary in effect in 2017 for our named executive officers. The overall competitive market position for the named executive officers in this Pearl Meyer analysis was at the 40th percentile.

Based on Pearl Meyer’s market assessment of the overall environment for base salary increases and consistent with our objective of targeting the 50th percentile of market for executives, the Compensation Committee increased base salaries for all named executive officers as follows:

Name	2017 Base Pay Increases
Christopher J. O’Connell	5.9%
Sherry L Buck	-
Eugene G. Cassis	-
Michael C. Harrington	12.5%
Rohit Khanna	3.0%
Ian S. King	10.5%

Ms. Buck was hired January 9, 2017 therefore did not receive a pay increase for 2017. Her base salary was determined by the Compensation Committee using the same factors listed above, after taking into account the base salary she received from her prior employer. With the addition of Ms. Buck to the Chief Financial Officer role, Mr. Cassis transitioned from Senior Vice President Chief Financial Officer to a senior advisory role and did not receive a pay increase.

In July, the Company promoted Mr. King to Senior Vice President, Global Products Group. Based on a market analysis conducted by Pearl Meyer in connection with this promotion and the assumption of meaningful additional responsibilities by Mr. King, Mr. King received base salary increase effective July 30, 2017 of 8.1%, which positioned Mr. King’s base salary just under the market median.

Annual Incentive

The Management Incentive Plan is the annual incentive plan for our named executive officers, senior executives, and other key employees of the Company. The Compensation Committee establishes Company performance targets under this plan at the beginning of each fiscal year for our named executive officers. Incentive payouts to each named executive officer under this plan are based on a percentage of the executive’s base salary, as follows: Mr. O’Connell (125% of base salary); Ms. Buck and Mr. Harrington (75% of base salary); and Messrs. Cassis, Khanna and King (65% of base salary). For 2017, Mr. Cassis’ target incentive was reduced to 65% of base salary due to his transition to a senior advisory role.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A summary of our 2017 Management Incentive Plan payout structure as a percentage of the named executive officer’s base salary is described in the table below.

	2017 Management Incentive Plan Payout Structure as a Percent of Base Salary(1)
Name	Below Threshold Performance	Threshold Performance (.25 x Target)	Target Performance (1.0 x Target)	Maximum Performance (2.5 x Target)
Christopher J. O’Connell	0%	31.25%	125%	312.5%
Sherry L Buck	0%	18.75%	75%	187.5%
Eugene G. Cassis	0%	16.25%	65%	162.5%
Michael C. Harrington	0%	18.75%	75%	187.5%
Rohit Khanna	0%	16.25%	65%	162.5%
Ian S. King	0%	16.25%	65%	162.5%

(1)	Payouts are interpolated for performance between threshold, target and maximum levels.

In order to receive an incentive payout equal to 100% of the executive’s target annual bonus, the Company must achieve 100% of its performance target. All payouts at threshold performance are equal to 25% of the named executive officer’s target annual bonus, and are only payable upon achievement of both a minimum non-GAAP operating income threshold performance target, a minimum non-GAAP E.P.S. goal and a minimum constant currency revenue goal. Performance below the minimum threshold level for non-GAAP operating income results in no payout at all, and performance below the threshold level for the other two metrics results in no payout under that metric. In 2017, the Compensation Committee maintained a maximum payout opportunity of 250% of target (which it had reduced from 300% of target in 2016) to better reflect the market for maximum payouts among the peer group. The Compensation Committee believes that a maximum payout opportunity of 250% of target payout is consistent with the Company’s philosophy to position total target cash at the median of the competitive market and to provide the opportunity for greater reward for overachievement of challenging performance goals. As discussed in detail below, the Compensation Committee establishes annual performance goals which are intended to be challenging but able to be achieved if Company performance is strong.

Historically, the Compensation Committee has utilized non-GAAP E.P.S. as the primary performance measure under the Management

Incentive Plan for our named executive officers. Use of the non-GAAP E.P.S. measure promotes executive team alignment, focuses the executive team on operational efficiencies and profitable growth, provides a long-term perspective among executives and drives long-term stockholder value. In addition to the non-GAAP E.P.S. growth target, the Compensation Committee also requires that a minimum non-GAAP operating income measure be achieved in order to maintain a balanced focus on operational improvements, excluding the effects of any benefits from finance costs, taxes and stock repurchases to non-GAAP E.P.S. The non-GAAP E.P.S. growth targets are based on E.P.S. reported in accordance with GAAP, but adjusted to exclude certain charges and credits, net of tax, including but not limited to purchased intangibles amortization, stock award modification, restructuring costs, asset impairments, acquisition-related costs, litigation provisions, acquired in-process research and development, tax audit settlements and other items considered unusual or one-time costs. In addition in 2017, the Compensation Committee elected to exclude the $.24 E.P.S. impact of the adoption of the new Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, which amended ASC Topic 718, Compensation — Stock Compensation, from the non-GAAP E.P.S. measure in order for the non-GAAP E.P.S. performance to be measured on a consistent basis between periods. The Company considers these items non-operational and not directly related to ongoing operations and therefore

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

excludes them from the performance metrics set under the Management Incentive Plan. The Compensation Committee reviews and approves annual adjusted non-GAAP E.P.S. for purposes of measuring E.P.S. growth goal achievement.

In addition, in 2016, the Compensation Committee added an additional performance measure of revenue, as measured in constant currency, under the Management Incentive Plan in order to focus our executives on implementation of the Company’s strategy to drive organic revenue growth. For 2017, like 2016, the non-GAAP E.P.S. measure was weighted at 75% and the revenue in constant currency was weighted at 25%.

The Compensation Committee also established a non-GAAP operating income goal, the attainment of which would determine the maximum amount of bonuses payable to our named executive officers under our Management Incentive Plan, as described below, which would then be subject to the Management Incentive Plan’s individual payout limit as described above. The additional non-GAAP operating income goal was established by the Compensation Committee to enhance our ability to deduct amounts paid under the Management Incentive Plan as “performance based compensation” for purposes of Section 162(m) of the Internal Revenue Code. The maximum payout opportunity for Mr. O’Connell is set at 1% of non-GAAP operating income, and the maximum payout opportunity is set at .5% of non-GAAP operating income for Messrs. Harrington, Khanna and King and Ms. Buck, but, in each case, not more than the maximum payment amount included in the Management Incentive Plan.

The performance measures required for payout under the 2017 Management Incentive Plan are outlined in the table below.

	2017 Management Incentive Plan Performance Targets
2017 Performance Measures	Below Threshold Performance	Threshold Performance	Target Performance	Maximum Performance
2017 Non-GAAP E.P.S. growth over 2016	<5%	5%	10%	20%
2017 Revenue growth in constant currency over 2016	<3%	3%	6%	12%
2017 Non-GAAP Operating Income growth over 2016	<3%	3%

The threshold operating income performance measure must be met in order for there to be a payout under the Management Incentive Plan under either non-GAAP E.P.S. or Revenue measured in constant currency component.

Non-GAAP operating income for 2017 represents an 8.2% increase over 2016. Non-GAAP E.P.S. for 2017 was $7.49, which included a $.24 benefit from a change to stock compensation accounting implemented during 2017 and represented 13% growth over 2016. Due to the one-time and substantial benefit generated by this change in accounting rules, the Committee excluded the $.24 benefit for the purpose of calculating non-GAAP E.P.S. under the MIP. As a result, the non-GAAP E.P.S. performance for the payment of MIP bonuses was $7.25, which represents 9.5% growth over 2016 non-GAAP E.P.S. of $6.62. Revenue in constant currency for 2017 was $2,285,313,000 which represents a 5.8% increase over 2016. Non-GAAP E.P.S. and non-GAAP operating income for 2017 and 2016 excluded, net of tax, as applicable, purchased intangibles amortization, stock award modification, restructuring costs, asset impairments, acquisition-related costs, litigation provisions, acquired in-process research and development, tax audit settlements, the impact of the enactment of the Tax Cuts and Jobs Act (Tax Reform) and other items considered unusual or one-time costs since the Company believes that these items are not directly related to ongoing operations. Based on the Company’s performance under the non-GAAP E.P.S. and revenue goals, the overall payout under 2017 annual incentive awards as a percent of target was 95% of target.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following chart represents the target bonus opportunity, the actual bonus achieved and the actual bonus paid for 2017.

	2017 Management Incentive Plan Payouts
Name	Target Bonus Opportunity as a Percent of Salary	Actual Bonus Achieved as a Percent of Salary	Percent of Actual Bonus Payout to Target Bonus Opportunity	Actual Bonus Payout
Christopher J. O’Connell	125%	118%	95%	$1,063,824
Sherry L Buck	75%	71%	95%	$372,338
Eugene G. Cassis	65%	61%	95%	$249,281
Michael C. Harrington	75%	71%	95%	$319,147
Rohit Khanna	65%	61%	95%	$218,417
Ian S. King	65%	61%	95%	$245,862

The Company periodically reviews the Management Incentive Plan with Pearl Meyer. The objectives of this review are to consider the alignment of the Management Incentive Plan with Waters’ compensation philosophy and emphasis on pay-for-performance and to review the performance measures utilized under the plan to ensure these measures provide the best ongoing motivators of strategy execution and the creation of stockholder value.

Long-Term Performance-Based Equity Incentive Awards

The Compensation Committee considers long-term performance-based awards in the form of equity-based incentive compensation at the Compensation Committee’s annual December meeting. Multiple factors, considered collectively, are reviewed by the Compensation Committee in determining the overall equity value to award each named executive officer. These factors include competitive market data, dilution, share usage, stock compensation expense, the financial and operational performance of the Company, each named executive officer’s individual performance, and the value of equity grants both individually to each named executive officer and in aggregate to all named executive officers. The Compensation Committee believes that it is important to provide meaningful reward and recognition opportunities to the named executive officers irrespective of the potential gains they may realize from prior long-term performance based awards.

It has been the long-standing practice of the Compensation Committee to utilize non-qualified stock options to align the interests of our named executive officers and other senior executives with those of Waters’ stockholders. We continue to believe that stock options provide strong alignment between stockholders and these executives because the value of a stock option to an executive is directly related to the stock price appreciation delivered to stockholders following the grant date of the option. If our stock price does not appreciate, the executive will not realize any value with respect to the stock option.

In response to feedback from our stockholders received after our 2016 annual stockholder meeting, the Compensation Committee added PSUs as an element of our long-term performance-based equity incentive program starting in 2016. The Compensation Committee grants PSUs to provide an equity-based award tied to a performance goal other than absolute increase in stock price (which is the case with stock options). Our stockholders expressed the view that relative TSR was an appropriate performance measure given that it directly correlates to Company and stock price performance, and the Compensation Committee also believed that it was an appropriate and effective measure to further tie compensation realized to performance. The overall annual equity grant in 2017 was targeted at the market median for executives, with 70% of the overall grant date equity value granted in the form of stock options and 30% of the overall grant date equity value granted in the form of PSUs.

Non-qualified stock options were granted under the 2012 Equity Incentive Plan and will vest 20% each year on the first five anniversaries of the date of grant, generally subject to continued employment through the applicable vesting date. Non-qualified stock options have an exercise price equal to the closing price of Waters’ common stock on the grant date and have a ten-year term.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

PSUs will be eligible to vest based on the achievement of the Company’s total stockholder return relative to the total stockholder return of each company in the S&P Health Care Index over a three-year performance period. The number of shares eligible for issuance under the PSUs will be determined based on the relative total stockholder return achieved and, as shown in the chart below, can range from 0% of the target shares subject to the award if the Company’s TSR percentile rank is equal to or less than the 25th percentile of the S&P Health Care Index, to 100% of the target shares subject to the award (if the TSR percentile rank is at the 50th percentile) to a maximum of 200% of the target shares subject to the award (if the TSR percentile rank is at or greater than the 75th percentile). If Waters’ TSR is negative, in no event will more than 100% of the target number of shares subject to an award be earned. Each earned and vested performance share will be settled by delivery of one share of our common stock. To further align the design of PSUs with the long-term interests of stockholders, the PSUs granted on December 5, 2017 imposed a holding period on the shares received (after payment of tax) in respect of earned PSUs, which is two years in the case of the CEO and one year in the case of the other named executive officers.

TSR Percentile Rank	Applicable Payout Percent
> 75th Percentile	200%
50th Percentile	100%
< 25th Percentile	0%

Competitive market data for long-term performance-based equity incentive awards is prepared for the Compensation Committee by Pearl Meyer. As noted above, the Compensation

Committee uses this data as one of the factors in determining the size of the equity grant for each named executive officer. Historically, the Compensation Committee targeted long-term incentives above the market median as part of an overall compensation structure designed to emphasize performance-based compensation. However, in response to feedback from our stockholders that voiced concerns about targeting equity grants between the 50th and 75th percentiles of the market, the Compensation Committee reoriented equity grants at the market median. As a result, both the 2016 and 2017 annual grants to executives were positioned at or slightly above the 50th percentile, but in no case greater than the 55th percentile.

Pearl Meyer also reviewed and prepared a summary of share usage, dilution and stock based compensation expense using data as of the fiscal year ended December 31, 2016. The analysis concluded that, under our equity plan, the Company’s annual share usage, as a percent of common shares outstanding, was below the median of the Industry Peer Group on both a one and three-year basis. The Company’s dilution was 4.0%, which falls at the median Peer Group. The Company’s fair value of annual stock-based compensation for the fiscal year ended December 31, 2016 was below the 50th percentile of the peer group on both a one and three-year basis, as was the fair value of equity awards as a percent of market capitalization. The Compensation Committee reviews these metrics annually and in December 2017 determined that the overall grant practices with respect to share usage and stock compensation expense were appropriate relative to the Industry Peer Group.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

In 2017, our named executive officers received the following long-term incentive awards:

Name	2017 Annual Award Grant Value Stock Options (1)	2017 Annual Award Grant Value PSUs (1)	Promotion Award Grant Value Stock Options (1)(2)	2016 Annual Award Grant Value Stock Options (1)(3)	2016 Annual Award Grant Value PSUs (1)(3)	Sign-On Award Grant Value Stock Options (1)(3)	Sign-On Award Grant Value RSUs (1)(3)
Christopher J. O’Connell	$3,850,000	$1,650,000	-	-	-	-	-
Sherry L. Buck	$1,050,000	$450,000	-	$857,500	$367,500	$300,000	$300,000
Eugene G. Cassis (4)	-	-	-	-	-	-	-
Michael C. Harrington	$945.000	$405,000	-	-	-	-	-
Ian S. King	$840,000	$360,000	$300,000	-	-	-	-
Rohit Khanna (4)	-	-	-	-	-	-	-

(1)

The award values in this table differ slightly from the grant date fair values of the awards reported in the Grants of Plan-Based Awards Table and the Summary Compensation Table. The award values in this table are the values awarded by the Committee while the grant date fair value of each award in the Grants of Plan-Based awards Table is the award value for accounting purposes.

(2)

Award granted to Mr. King on August 17, 2017 in connection with his promotion to lead the Company’s Global Products Group. Mr. King’s promotional grant was determined based on advice from Pearl Meyer on competitive promotional long-term incentive awards.

(3)

Awards granted to Ms. Buck in connection with her commencement of employment, which included the 2016 annual grant made to Ms. Buck on January 19, 2017 and the sign-on awards for Ms. Buck. Ms. Buck’s annual grants approximate the market median for Chief Financial Officers in our industry peer group as determined by Pearl Meyer. Ms. Buck’s sign-on awards were made to compensate Ms. Buck for a portion of the equity awards from her former employer that were forfeited as a result of joining Waters.

(4)	Due to their respective announced retirements and transitions to senior advisory roles with the Company, neither Mr. Cassis nor Mr. Khanna received long-term incentive grants in 2017.

Perquisites and Benefits

The Company does not offer any perquisites for the exclusive benefit of executive officers. However, Mr. O’Connell and Ms. Buck were each entitled to relocation benefits in connection with their moves to Massachusetts in 2016 and 2017, respectively.

The named executive officers are eligible to participate in compensation and benefit plans that are generally offered to other employees, such as the Waters Employee Investment Plan (the “401(k) Plan”), the Employee Stock Purchase Plan and health and insurance plans. The named executive officers are also eligible to participate in the Waters 401(k) Restoration Plan (the “401(k) Restoration Plan”) that is available to all employees who meet certain minimum earnings eligibility criteria. The Waters 401(k) Restoration Plan and the Waters Retirement Restoration Plan are designed to restore the benefits, matching contributions and compensation deferral that are limited by Internal Revenue Service benefit and compensation maximums. These plans are described more fully in the narrative that accompanies the Pension Benefits table and the Non-Qualified Deferred Compensation table in this Proxy Statement.

Severance and Change of Control Arrangements

The Company provides severance protection to each of Messrs. O’Connell, Cassis, Harrington, Khanna and King and Ms. Buck pursuant to a Change of Control/Severance Agreement in the event that his or her employment is terminated by the Company without cause or he or she resigns for good reason prior to or following a change of control. Our severance and change of control protections are designed to ensure continuity of executive management in the event of a change of control of the Company, and to ensure the ability of executives to evaluate a potential change of control in the best interests of the Company and stockholders. For a description of the severance and change of control protections in our named executive officers’ Change of Control/Severance Agreements, please see the “Payments Upon Termination or Change of Control” section of this Proxy Statement.

The Company also provides Mr. O’Connell and Ms. Buck with certain severance protections pursuant to their Offer Letters in the event their respective employment is terminated by the Company other than for cause or if they resign for good reason outside of the change of control context, as described below in the “Payments Upon Termination or Change of Control” section of this Proxy Statement.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

CEO Pay Ratio Disclosure

In accordance with SEC rules, Waters determined that, for fiscal 2017, (1) the median of the annual total compensation of all of our employees (taking into account permitted exclusions and adjustments as described below) who were employed as of October 1, 2017, other than our CEO, was $75,696, and (2) the 2017 annual total compensation of our CEO was $7,599,550. Based on this information, the estimated ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than our CEO), based on the assumptions and adjustments described below, was 100-to-1.

As of October 1, 2017, our total employee population consisted of 6,738 employees, of which 2,736 were located in the United States and 4,002 were located in non-US jurisdictions. Pursuant to SEC rules, an employer can exclude non-U.S. jurisdictions as long as the total of all excluded employees is less than 5% of the workforce and that all employees in a specific non-U.S. jurisdiction are excluded (the “De Minimis Exemption”). In accordance with the De Minimis Exemption, we excluded all employees from the following countries (291): Sweden (47); Australia (32); Denmark (31); Austria (28); Malaysia (27); Hong Kong (21); Hungary (28); Poland (23); Czech Republic (16); Israel (18); Finland (6); Norway (5); Portugal (6); and United Arab Emirates (3).

After excluding these employees, our employee population for purposes of identifying the median employee consisted of 6,447 employees, of which 2,736 were located in the United States and 3,711 were located in non-US jurisdictions.

To identify the median of the compensation of all of our employees (other than our CEO), we used total cash compensation, including 2016 base salary and actual bonus paid in 2017 in respect of fiscal 2016 performance, with salaries annualized for those permanent employees who did not work for the full year. Reasonable estimates of cash compensation were made for those employees who were hired during 2017 using current base salary and target bonus amounts for 2017 bonuses. Compensation for non-US employees was converted to dollars based on average fourth quarter foreign currency exchange.

With respect to our median employee, we then identified and calculated the elements of such employee’s compensation for fiscal 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $75,696. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation table in this Proxy Statement below.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Equity Ownership Guidelines

Increasingly, stockholders of public companies are focusing on the equity ownership of directors and officers of the companies in which they invest. In order to more closely align the interests of the Company’s stockholders with those of management, the Company has minimum stock ownership guidelines for Directors and named executive officers. These guidelines provide for the accumulation by anyone who holds the Chief Executive Officer position of common stock equal to five times his or her base salary over a three-year period. Additionally, the Company’s other named executive officers on December 31, 2017, Ms. Buck and Messrs. Cassis, Harrington, Khanna and King, are each required to accumulate common stock equal to two times their base salary. Pursuant to the guidelines, members of the Board are required to accumulate a minimum of 5,000 shares of common stock of the Company.

If, as the case may be, a named executive officer shall become non-compliant with the guidelines, he or she will have a period of twelve months to regain compliance with the guidelines. If, after such twelve month period, the named executive officer remains

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

non-compliant, then, with respect to any subsequent exercise of a stock option by such executive officer, 50% of such executive’s net after-tax profit from such exercise must be retained in shares of common stock until compliance with the guidelines is achieved. Exceptions to these equity ownership guidelines may be considered by the Nominating and Corporate Governance Committee with respect to individual financial situations of current or future executives covered by the guidelines. For purposes of the accumulation of shares of common stock to comply with these guidelines, in addition to any direct ownership of shares of common stock by a named executive officer or Director, any shares of restricted stock and vested “in-the-money” stock options, which either were or will be granted by the Company to such executives or Directors, apply toward the satisfaction of the guidelines. The ownership guidelines have been met by all Directors except for Dr. Ornskov, who is in the process of complying, and all named executive officers except for Ms. Buck, who has until 2022 to meet her ownership guideline.

Recoupment Policy

The Company has adopted a Recoupment Policy for cash incentive awards paid to current or former named executive officers under the Company’s management incentive plans. Under this policy, if any executive officer engaged in misconduct that resulted in a restatement of financial results, the Board or an authorized committee, such as the Compensation Committee, if it is determined appropriate, could seek reimbursement of the portion of management incentive plan awards impacted by the event. The Company will review and as necessary amend or replace the Recoupment Policy to be in full compliance with the Dodd-Frank Act when rules are adopted with respect to the Dodd-Frank Act’s compensation recoupment provisions.

Tax and Accounting Implications

Waters considers the tax and accounting aspects of the elements of compensation utilized by the Company in determining the most effective method to use to deliver executive compensation. This includes, but is not limited to, Section 162(m) of the Internal Revenue Code and the regulations thereunder (collectively, “Section 162(m)”). Section 162(m) generally limits the tax deduction available to public companies for annual compensation paid to the chief executive officer and certain other named executive officers in excess of $1 million. At the time the Compensation Committee made its compensation decisions in respect of awards granted during fiscal 2017, the tax law provided that compensation which qualified as “performance-based” under Section 162(m) was exempt from its deduction limitations.

Federal tax legislation enacted in December 2017 eliminated the Section 162(m) performance-based compensation exemption and made other changes to Section 162(m), but with a grandfathering rule that preserves the performance-based compensation exemption for certain arrangements and awards in place as of November 2, 2017. The Compensation Committee intends to administer arrangements and awards subject to this grandfathering rule, including stock option grants under the 2003 Equity Incentive Plan and 2012 Equity Incentive Plan and PSUs under the 2012 Equity Incentive Plan, with a view towards preserving eligibility for the performance-based compensation exemption to the extent practical and consistent with the Company’s overall compensation objectives. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for Waters’ success. Consequently, the Compensation Committee may pay compensation that is not tax deductible or is otherwise limited as to tax deductibility.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation Tables

The table below summarizes the compensation of our named executive officers for the fiscal years ended December 31, 2017 and, if applicable, 2016 and 2015. Compensation is not included in the table below for Ms. Buck for fiscal years prior to her hire in 2017, for Messrs. Harrington, King or Khanna for fiscal year 2015 because they were not named executive officers for fiscal year 2015, or for any of our named executive officers for any portion of a fiscal year during which they were not employed by us.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Christopher J. O’Connell Chief Executive Officer (a)	2017	$894,202	-	$1,649,850	$3,849,973	$1,063,824	-	$142,139	$7,599,988
	2016	$849,750	-	$1,840,312	$3,500,018	$1,299,954	-	$140,981	$7,631,015
	2015	$234,808	$1,700,000	$2,499,911	$7,499,233	$268,497	-	$29,218	$12,231,667
Sherry L. Buck Senior Vice President, Chief Financial Officer	2017	$494,712	$300,000	$1,117,360	$2,203,177	$372,338	-	$94,707	$4,582,294
Eugene G. Cassis Former Senior Vice President, Chief Financial Officer, Senior Vice President and Senior Advisor	2017	$405,563	-	-	-	$249,281	$31,343	$48,032	$734,219
	2016	$405,563	-	-	-	$372,260	$22,020	$40,539	$840,382
	2015	$393,750	-	-	$1,449,507	$248,025	$5,659	$32,925	$2,129,866
Michael C. Harrington Senior Vice President Global Markets	2017	$448,077	-	$404,838	$944,999	$319,147	$21,367	$50,259	$2,188,687
	2016	$395,723	-	$441,593	$1,339,955	$367,154	$13,603	$41,393	$2,599,421
Rohit Khanna Former Senior Vice President Applied Technology	2017	$354,952	-	$354,473	$1,643,660	$218,417	$49,246	$34,515	$2,655,263
	2016	$341,175	-	$367,994	$1,199,969	$274,448	$33,969	$29,322	$2,246,877
Ian S. King Senior Vice President Global Products	2017	$380,197	-	$359,964	$1,140,780	$245,862	$26,893	$17,262	$2,170,958
	2016	$329,950	-	$367,994	$1,269,980	$266,493	$19,585	$28,062	$2,282,064

(a)	Mr. O’Connell received no additional compensation for his services as a director in 2017, 2016 or 2015.

(b)	Reflects the base salary earned during 2017 and, if applicable, 2016 and 2015.

(c)	Reflects the sign-on bonuses paid to Mr. O’Connell in 2015 and to Ms. Buck in 2017 in conjunction with their respective commencement of employment with us.

(d)

Reflects the aggregate grant date fair value of the PSUs granted to Messrs. O’Connell, Harrington and King and Ms. Buck on December 5, 2017, the PSUs and RSUs granted to Ms. Buck on January 19, 2017, the RSUs granted to Mr. King in connection with his promotion on August 17, 2017, the PSUs granted to Messrs. O’Connell, Harrington, Khanna and King on December 9, 2016 and the sign-on RSUs granted to Mr. O’Connell on September 8, 2015, in each case, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the PSUs was determined based on a Monte Carlo simulation model and was determined based on the probable outcome of the performance conditions associated with such awards. The 2017 PSU awards were valued based on a Monte Carlo grant date fair value of $218.32 per share for Mr. O’Connell and a grant date fair value of $224.34 per share for our other named executive officers (which grant date fair values are different due to the different post-vesting holding periods applicable to Mr. O’Connell and our other named executive officers). Assuming the maximum level of performance is achieved, the aggregate grant date fair value of the 2017 PSUs is

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

$3,708,384 for Mr. O’Connell, $1,039,143 for Ms. Buck, $935,049 for Mr. Harrington and $831,404 for Mr. King, and the aggregate grant date fair value of the 2016 PSUs is $3,680,596 for Mr. O’Connell, $883,343 for Mr. Harrington, $736,119 for Mr. Khanna and $736,119 for Mr. King. The grant date fair value of the RSUs granted to Ms. Buck on January 19, 2017, to Mr. King on August 17, 2017 and to Mr. O’Connell on September 8, 2015 was determined by multiplying the number of shares subject to the award by the closing price of Waters common stock on the date the award was granted. In the case of Mr. Khanna, the amount for 2017 reflects the incremental fair value, computed in accordance with FASB ASC Topic 718, associated with the acceleration of certain RSUs held by Mr. Khanna, as provided for under his Transition and Separation Agreement with the Company, as described under “Transition and Retirement of Mr. Khanna, Former Senior Vice President, Applied Technology” above. Mr. Cassis did not receive a grant of PSUs in 2016 or 2017 and Mr. Khanna did not receive a grant of PSUs in 2017. The assumptions used to calculate all of the foregoing amounts are disclosed in the footnotes to the Waters Annual Report on Form 10-K for the fiscal years ended December 31, 2017, 2016 and 2015, as applicable, which are incorporated herein by reference.

(e)

Reflects the aggregate grant date fair value of non-qualified stock options, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are disclosed in the footnotes to the Waters Annual Reports on Form 10-K for the fiscal years ended December 31, 2017, 2016 and 2015, as applicable, which are incorporated herein by reference. The closing prices of the Company’s common stock on the grant dates December 5, 2017, December 9, 2016 and December 9, 2015 were $194.26, $139.51 and $128.93, respectively. In the case of Mr. O’Connell, the grant date fair value of stock option awards in 2015 includes his sign-on award granted on September 8, 2015 at a closing price of the Company’s common stock on the grant date of $123.55. In the case of Ms. Buck, the grant date fair value of the stock option awards in 2017 includes her sign-on award granted on January 19, 2017 at a closing price of the Company’s common stock on the grant date of $141.74. In the case of Mr. King, the grant date fair value of the stock option awards in 2017 includes the stock options granted on August 17, 2017 in connection with his promotion, at a closing price of the Company’s common stock on the grant date of $180.22. In the case of Mr. Khanna, the amount for 2017 reflects the incremental fair value, computed in accordance with FASB ASC Topic 718, associated with the acceleration of certain stock option awards held by Mr. Khanna, as provided for under his Transition and Separation Agreement with the Company, as described under “Transition and Retirement of Mr. Khanna, Former Senior Vice President, Applied Technology” above. Mr. Cassis did not receive a grant of stock options in 2016 or 2017 and Mr. Khanna did not receive a grant of stock options in 2017.

(f)	Reflects the annual incentive compensation earned in 2017 and, if applicable, 2016 and 2015 under the Company’s Management Incentive Plan.

(g)

Reflects the change in the annual aggregate estimated present value of accrued retirement benefits from both the frozen Waters Retirement Plan and the frozen Waters Retirement Restoration Plan for 2017, 2016 and 2015, as applicable. There were no amounts included in any of those years in respect of above-market or preferential earnings on any non-qualified deferred compensation plan balances. Neither Mr. O’Connell nor Ms. Buck is eligible to participate in either of the frozen Waters Retirement Plan or the frozen Waters Retirement Restoration Plan.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

(h)

Reflects the matching contribution made for the benefit of each named executive officer under the Waters 401(k) Restoration Plan, a non-qualified retirement plan, and our 401(k) Plan, a qualified retirement plan, for 2017, 2016 and 2015, as applicable, and the dollar amount of group term life insurance premiums paid by the Company on behalf of each named executive officer during 2017, 2016 and 2015, as applicable. In addition, the amounts for Mr. O’Connell and Ms. Buck include reimbursements for their respective relocations to Massachusetts in 2016 and 2017, respectively and the amount for Mr. O’Connell in 2015 includes reimbursement of $28,048 of legal fees incurred in connection with the negotiation of his offer letter. A summary of these amounts is provided in the chart below, other than Mr. O’Connell’s legal fee reimbursement:

Named Executive Officer	Matching Contributions 401(k) Restoration Plan and 401(k) Plan			Company Paid Group Term Life Insurance Premiums			Relocation Benefits
	2017	2016	2015	2017	2016	2015	2017	2016
Christopher J. O’Connell	$131,881	$67,095	—	$1,440	$1,440	$1,170	$8,818	$72,446
Sherry L. Buck	$16,200	—	—	$1,009	—	—	$77,498	—
Eugene G. Cassis	$46,669	$39,215	$31,969	$1,363	$1,324	$956	—	—
Michael C. Harrington	$48,914	$40,348	—	$1,345	$1,045	—	—	—
Rohit Khanna	$33,421	$28,423	—	$1,094	$899	—	—	—
Ian S. King	$16,200	$27,223	—	$1,062	$839	—	—	—
(i)	Reflects the total of compensation elements reported in columns (b) through (h) for 2017 and, if applicable, 2016 and 2015.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the range of potential payouts under the Management Incentive Plan and the grants of stock options, RSUs and PSUs made to the named executive officers in the last fiscal year.

Grants of Plan-Based Awards Fiscal Year 2017
Name	Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
			(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)
Christopher J. O’Connell	Stock Option	12/5/2017								73,557	$194.26	$3,849,973
	PSU	12/5/2017				340	8,493	16,986				$1,854,192
	MIP		$281,250	$1,125,000	$2,812,500
Sherry L. Buck	Stock Option	1/19/2017								29,165	$141.74	$1,153,184
	PSU	1/19/2017				104	2,593	5,186				$460,932
	RSU	1/19/2017							2,116			$299,922
	Stock Option	12/5/2017								20,061	$194.26	$1,049,993
	PSU	12/5/2017				93	2,316	4,632				$519,571
	MIP		$98,438	$393,750	$984,375
Eugene G. Cassis (a)	MIP		$65,904	$263,616	$659,040
Michael C. Harrington	Stock Option	12/5/2017								18,055	$194.26	$944,999
	PSU	12/5/2017				83	2,084	4,168				$467,525
	MIP		$84,375	$337,500	$842,750
Rohit Khanna (a)	MIP		$57,744	$230,978	$577,444
	RSU	7/21/2017							4,073			$754,483
	Stock Option	7/21/2017								7,514	$139.51	$384,416
	Stock Option	7/21/2017								5,248	$117.68	$370,771
	Stock Option	7/21/2017								9,382	$128.93	$566,016
	Stock Option	7/21/2017								10,000	$113.36	$747,200
	Stock Option	7/21/2017								6,400	$98.21	$571,328
	Stock Option	7/21/2017								4,600	$87.06	$460,598
Ian S. King	Stock Option	8/17/2017								6,600	$180.22	$300,828
	Stock Option	12/5/2017								16,048	$194.26	$839,952
	PSU	12/5/2017				74	1,853	3,706				$415,702
	MIP		$65,000	$260,000	$650,000

(a)

Messrs. Cassis and Khanna did not receive stock option, RSU or PSU awards in 2017. For Mr. Khanna, the stock options and RSUs reported in the table above are stock option and RSU awards that were granted in previous years and with respect to which vesting was accelerated in connection with his retirement, as described in more detail under “Transition and Retirement of Mr. Khanna, Former Senior Vice President, Applied Technology” above.

(b)

Reflects the range of payout under the Company’s Management Incentive Plan for threshold, target and maximum performance for 2017. Performance below the threshold would result in no payout under the Management Incentive Plan for 2017. The actual amount of the bonus earned by each named executive officer under the Management Incentive Plan for fiscal 2017 is reported in the Summary Compensation Table. For a description of the performance targets relating to the Management Incentive Plan, please refer

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

to the section titled “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Incentive” above.

(c)

Reflects the number of PSUs granted by the Compensation Committee on January 19, 2017 and December 5, 2017 for Ms. Buck and on December 5, 2017 for our other named executive officers, in each case, under the Company’s 2012 Equity Incentive Plan. The PSUs are earned if the Company’s total stockholder return meets or exceeds a specified level of total stockholder return relative to the total stockholder return for the companies included in the S&P Health Care Index over a three-year performance period, generally subject to continued employment through the vesting date of the award. Amounts in the threshold column (25% of the target award) reflect the number of PSUs that would be earned if threshold performance were achieved (a TSR percentile rank above the 25th percentile), amounts in the target column (100% of the target award) reflect the number of PSUs that would be earned if target performance were achieved (a TSR percentile rank of 50th percentile) and amounts in the maximum column (200% of the target award) reflect the maximum amount that would be earned if maximum performance were achieved (a TSR percentile rank of 75% or greater). The number of PSUs earned is interpolated between threshold, target and maximum performance levels.

(d)

Reflects the number of RSUs granted by the Compensation Committee on January 19, 2017 to Ms. Buck, which vest as to one-third of the RSUs on each of the first, second and third anniversaries of the date of grant, generally subject to continued employment through the vesting date of the award, and the RSUs held by Mr. Khanna that were accelerated in connection with his retirement, as described in more detail under “Transition and Retirement of Mr. Khanna, Former Senior Vice President, Applied Technology” above.

(e)

Reflects the number of non-qualified stock options granted by the Compensation Committee on January 19, 2017, August 17, 2017 and December 5, 2017 under the Company’s 2012 Equity Incentive Plan [and the stock options held by Mr. Khanna that were accelerated in connection with his retirement, as described in more detail under “Transition and Retirement of Mr. Khanna, Former Senior Vice President, Applied Technology” above.] The stock options granted in 2017 vest 20% each year on the first five anniversaries of the date of grant, generally subject to continued employment through the vesting date of such award.

(f)	Reflects the closing price of a share of our common stock on the grant date of the stock option.

(g)

Amounts shown in this column, with respect to non-qualified stock options granted in 2017, reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Amounts shown in this column, with respect to PSUs, reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based on a Monte Carlo simulation model and were determined based on the probable outcome of the performance conditions associated with the awards. Assuming the maximum level of performance is achieved, the aggregate grant date fair value of the 2017 PSUs is $3,708,384 for Mr. O’Connell, $1,961,006 for Ms. Buck, $935,049 for Mr. Harrington, and $831,404 for Mr. King. Amounts in this column, with respect to RSUs granted to Ms. Buck in 2017, reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, and were determined by multiplying the number of shares subject to the award by the closing price of Waters common stock on the date the award was granted. The assumptions used to calculate these amounts are disclosed in the footnotes to the Waters Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which are incorporated herein by reference. Amounts shown in this column, with respect to Mr. Khanna, reflect the incremental fair value, computed in accordance with FASB ASC Topic 718, associated with the acceleration of his awards, as described in more detail under “Transition and Retirement of Mr. Khanna, Former Senior Vice President, Applied Technology” above.

Narrative Disclosure to the Summary Compensation Table and the Grants of Plan Based Awards Table

The only named executive officers who were parties to an offer letter or employment agreement with us were Mr. O’Connell and Ms. Buck. Pursuant to Mr. O’Connell’s offer letter, which was entered into in connection with his commencement of employment with us in 2015, he was entitled to an initial base salary of $825,000, which has subsequently been increased, and is entitled to a

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

target annual incentive bonus equal to 125% of his base salary. Mr. O’Connell is entitled to participate in our employee benefit plans and received relocation assistance in connection with his relocation to a reasonable commuting distance of the Company’s headquarters in 2016 and 2017.

The Company entered into an offer letter with Ms. Buck in January 2017 in connection with her commencement of employment with us. The terms of the arrangement are described above under “Compensation Arrangements of Newly Appointed CFO”.

The severance payments and benefits to which Mr. O’Connell, Ms. Buck and each of our other named executive officers are entitled are described under the “Payments Upon Termination or Change of Control” section of this Proxy Statement.

Each of our named executive officers was eligible to participate in the Company’s Management Incentive Plan for 2017 and actual amounts paid under the plan were determined based on the achievement of pre-established performance goals, as described above in the Compensation Discussion & Analysis.

Messrs. O’Connell, Harrington, and King and Ms. Buck were each granted non-qualified stock options and PSUs in 2017. The non-qualified stock option awards listed in the Grants of Plan-Based Awards Table, which were granted pursuant to the

2012 Equity Incentive Plan, vest 20% each year on the first five anniversaries of the date of grant, generally subject to continued employment through the vesting date of the award, have a ten-year term and have an exercise price equal to the closing market price of the Company’s common stock on the date of grant. The PSUs listed in the Grants of Plan-Based Awards Table were also granted pursuant to the 2012 Equity Incentive Plan, may be earned based on the Company’s total stockholder return relative to the total stockholder return for each company included in the S&P 500 Health Care Index over a three-year performance period, and, to the extent earned, vest at the end of the three-year performance period, generally subject to continued employment through the vesting date of the award. The grant date fair value of the PSUs was determined based on the probable outcome of the performance conditions associated with the awards, and was based on a Monte Carlo simulation model to reflect the impact of the total stockholder return market condition. The maximum payout for PSUs is 200% of target. Beginning with the annual grant of PSUs made in 2017, the Company implemented a post-vest holding requirement of two years for the CEO and one year for other executive officers. Ms. Buck also received a grant of RSUs on January 19, 2017 in connection with her commencement of employment. These RSUs vest as to one-third of the RSUs on each of the first, second and third anniversaries of the date of grant, generally subject to her continued employment through the vesting date of the award.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the outstanding equity awards held by each of our named executive officers as of December 31, 2017.

Outstanding Equity Awards at Fiscal Year-End 2017
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(a)	(a)		(a)	(b)	(b)	(c)	(c)
Christopher J. O’Connell	31,130	46,696	$123.55	9/8/2025	6,745	$1,303,067	-	-
	54,238	81,359	$128.93	12/9/2025	-	-	-	-
	18,787	75,148	$139.51	12/9/2026	-	-	21,504	$4,154,358
	-	73,557	$194.26	12/5/2027	-	-	340	$65,631
Sherry L Buck	-	29,165	$141.74	1/19/2027	2,116	$408,790	5,186	$1,001,883
	-	20,061	$194.26	12/5/2027	-	-	93	$17,897
Eugene G. Cassis	-	5,000	$98.21	12/6/2023	1,375	$265,636	-	-
	-	16,000	$113.36	12/11/2024	-	-	-	-
	-	23,589	$128.93	12/9/2025	-	-	-	-
Michael C. Harrington	30,000	-	$87.06	12/11/2022	-	-	-	-
	16,000	4,000	$98.21	12/6/2023	2,037	$393,528	-	-
	16,800	11,200	$113.36	12/11/2024	-	-	-	-
	10,507	15,762	$128.93	12/9/2025	-	-	-	-
	2,623	10,496	$117.68	2/10/2026	-	-	-	-
	4,509	18,035	$139.51	12/9/2026	-	-	5,160	$996,860
	-	18,055	$194.26	12/5/2027	-	-	83	$16,104
Rohit Khanna	4,600	-	$87.06	12/30/2018	-	-	-	-
	6,400	-	$98.21	12/30/2018	-	-	-	-
	10,000	-	$113.36	12/30/2018	-	-	-	-
	9,382	-	$128.93	12/30/2018	-	-	-	-
	5,248	-	$117.68	12/30/2018	-	-	-	-
	7,514	-	$139.51	12/30/2018	-	-	-	-
Ian S King	23,000	-	$79.15	12/7/2021	-	-	-	-
	23,000	-	$87.06	12/11/2022	-	-	-	-
	9,600	2,400	$98.21	12/6/2023	1,019	$196,861	-	-
	11,400	7,600	$113.36	12/11/2024	-	-	-	-
	7,130	10,695	$128.93	12/9/2025	-	-	-	-
	2,623	10,496	$117.68	2/10/2026	-	-	-	-
	3,757	15,030	$139.51	12/9/2026	-	-	4,300	$830,717
	-	6,600	$180.22	8/17/2027	-	-	-	-
	-	16,048	$194.26	12/5/2027	-	-	74	$14,319

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

(a)

The expiration date for all non-qualified stock option grants is ten years from the date of grant. All non-qualified stock options vest 20% per year on each of the first, second, third, fourth and fifth anniversaries of the date of grant, generally subject to continued employment through the applicable vesting date. As described in more detail under “Transition and Retirement of Mr. Khanna, Former Senior Vice President, Applied Technology” above, certain stock options held by Mr. Khanna were accelerated in connection with his retirement.

(b)

RSUs granted on December 6, 2013 to Messrs. Cassis, Harrington, and King vest 20% per year on each of the first, second, third, fourth and fifth anniversaries of the date of grant, generally subject to continued employment through the applicable vesting date. RSUs granted on September 8, 2015 and January 19, 2017 to Mr. O’Connell and Ms. Buck, respectively, vest as to one-third of the RSUs on each of the first, second and third anniversaries of the date of grant, generally subject to continued employment through the applicable vesting date. Amounts included in the column have been determined by multiplying the number of outstanding RSUs by $193.19, which is the closing price of Waters common stock on December 29, 2017. As described in more detail under “Transition and Retirement of Mr. Khanna, Former Senior Vice President, Applied Technology” above, certain RSUs held by Mr. Khanna were accelerated in connection with his retirement.

(c)

PSUs vest upon certification by the Compensation Committee of the achievement of the performance conditions stated in the award following the end of the three-year performance period on December 31, 2019 (for PSUs granted on December 9, 2016 and January 19, 2017) and December 31, 2020 (for PSUs granted on December 5, 2017), generally subject to continued employment through that date. Amounts included in this column are the number of PSUs that would be earned at maximum performance for PSUs granted on December 9, 2016, and January 19, 2017 and at threshold performance for PSUs granted on December 5, 2017, multiplied by $193.19, which is the closing price of Waters common stock on December 29, 2017.

The table below sets forth certain information regarding stock option awards exercised by, and shares of our common stock delivered upon vesting of RSUs to, our named executive officers during the last fiscal year.

Option Exercises and Stock Vested Fiscal Year 2017
	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
		(a)		(b)
Christopher J. O’Connell	-	-	6,745	$1,258,347
Sherry L. Buck	-	-	-	-
Eugene G. Cassis	68,725	$4,479,100	1,375	$268,400
Michael Harrington	40,800	$3,497,413	2,036	$397,427
Rohit Khanna	103,313	$10,050,868	4,073	$790,955
Ian S. King	13,000	$1,234,404	1,018	$198,714

(a)	Equals the Company’s stock price on the exercise date, minus the per share exercise price of the non-qualified stock option, multiplied by the number of shares acquired on exercise.

(b)	Equals the Company’s stock price on the vesting date multiplied by the number of shares acquired on vesting.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth certain information regarding the present value of the accumulated benefits of our named executive officers under our pension arrangements as of December 31, 2017. No amounts were paid to our named executive officers under our pension arrangements during our 2017 fiscal year. These plans have been frozen to new participants since 2007.

Pension Benefits Fiscal Year 2017
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
	(b)		(c)
Christopher J. O’Connell (a)	Waters Corporation Retirement Plan	-	-	-
	Waters Corporation Retirement Restoration Plan	-	-	-
Sherry L. Buck (a)	Waters Corporation Retirement Plan	-	-	-
	Waters Corporation Retirement Restoration Plan	-	-	-
Eugene G. Cassis	Waters Corporation Retirement Plan	37.37	$424,226	-
	Waters Corporation Retirement Restoration Plan	37.37	$6,903	-
Michael C. Harrington	Waters Corporation Retirement Plan	30.08	$220,043	-
	Waters Corporation Retirement Restoration Plan	30.08	$22,446	-
Rohit Khanna	Waters Corporation Retirement Plan	36.19	$515,117	-
	Waters Corporation Retirement Restoration Plan	36.19	$132,586	-
Ian S. King	Waters Corporation Retirement Plan	35.80	$370,308	-
	Waters Corporation Retirement Restoration Plan	35.80	$23,695	-

(a)	Mr. O’Connell and Ms. Buck are not eligible to participate in the Waters Retirement Plan or the Waters Retirement Restoration Plan because such plans were frozen in 2007, prior to their hires.

(b)	The Waters Retirement Plan and the Waters Retirement Restoration Plan were frozen in 2007.

(c)

The present value of the accumulated benefit is calculated in accordance with FASB Accounting Standards Codification Topic 715 Compensation — Retirement Benefits. The Company’s valuation methods and assumptions made in connection with the valuation of this accumulated benefit are disclosed in the footnotes to the Waters 2017 Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which are incorporated herein by reference.

The Waters Retirement Plan (“Retirement Plan”) is a U.S. defined benefit cash balance plan for eligible U.S. employees. The Waters Retirement Restoration Plan (“Retirement Restoration Plan”) is a U.S. unfunded, non-qualified, defined benefit cash balance plan which provides supplemental retirement benefits out of the general assets of the Company that are otherwise limited due to regulations promulgated by the Internal Revenue Service limiting the amount of compensation that may be taken into account in computing the benefit payable under the Retirement Plan. Each participant’s benefits under the Retirement Plan and Retirement Restoration

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Plan are determined based on annual pay credits and interest credits that are made to each participant’s notional accounts. Effective December 31, 2007, future pay credits to the Retirement Plan and Retirement Restoration Plan on behalf of senior executives were discontinued and no further pay credits will be made on or after January 1, 2008. Interest credits will continue to be made to participants’ notional accounts. Interest credits are based on the one-year constant maturity Treasury Bill rate on the first business day in November of the preceding plan year plus 0.5%, subject to a 5.0% minimum and a 10.0% maximum rate.

A participant becomes vested in his or her notional accounts under the Retirement Plan and Retirement Restoration Plan upon completion of five years of service, at which time the participant becomes 100% vested. The normal retirement age under the plans is age 65. Under these plans, early retirement is defined as attainment of age 62 with at least 10 years of service. However, former participants of the Millipore Retirement Plan (a former parent company of Waters) are eligible for early retirement upon attainment of age 55 with at least 10 years of service. Mr. Cassis is a former Millipore Retirement Plan participant and is eligible for retirement under the plans.

The valuation method and material assumptions used in calculating the benefits reported in column (c) are disclosed in the Waters 2017 Annual Report for the fiscal year ended December 31, 2017, and are incorporated herein by reference.

The table below summarizes non-qualified deferred compensation plan benefits in the last fiscal year for our named executive officers.

Non-Qualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
	(a)	(b)	(c)		(d)
Christopher J. O’Connell	$224,517	$115,681	$89,244	-	$715,293
Sherry L. Buck	-	-	-	-	-
Eugene G. Cassis	$348,355	$30,469	$687,907	-	$3,834,418
Michael C. Harrington	$177,358	$32,714	$175,092	-	$1,107,939
Rohit Khanna	$35,495	$21,564	$441,823	-	$2,014,303
Ian S. King	-	-	$343,863	-	$1,819,905

(a)	Amounts in this column are also reported as salary (column (b)) or non-equity incentive compensation (column (f)) in the Summary Compensation Table.

(b)

Amounts in this column represent Company contributions to the 401(k) Restoration Plan. These amounts are also reported under the All Other Compensation column (column (h)) in the Summary Compensation Table.

(c)

Amounts reported in this column reflect participant-directed earnings in investment vehicles that are consistent with those offered under the qualified 401(k) Plan, with the exception of Waters common stock, the self-directed Brokeragelink Option and the Fidelity Managed Income Portfolio. These amounts are not included in the Summary Compensation Table because the earnings are not “above-market” or preferential.

(d)

The aggregate balance amounts under the 401(k) Restoration Plan include deferrals made for prior fiscal years. For individuals who were named executive officers in the fiscal years in which the deferrals were made, the amount of the deferred compensation was included in such individuals’ compensation as reported in the Summary Compensation Table included in the proxy statement for the applicable fiscal year.

All non-qualified deferred compensation contributions made by the named executive officers, or by the Company on behalf of the named executive officers, are made under the 401(k) Restoration Plan. The purpose of the 401(k) Restoration Plan is to allow certain management and highly compensated employees to defer salary, commissions and Management Incentive Plan payments to a non-qualified retirement plan in addition to the

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

amount permitted to be deferred under the 401(k) Plan ($18,000 in 2017, or $24,000 if age 50 or older). The 401(k) Restoration Plan is also intended to permit participants to receive the additional matching contributions that they would have been eligible to receive under the 401(k) Plan if the Internal Revenue Service limits on compensation for such plan ($270,000 in 2017) did not apply. Upon termination of employment or retirement from the Company, account balances are distributed according to the payment option and form of payment (e.g., lump sum or installment payments) elected by the participant at time of deferral.

Payments Upon Termination or Change of Control

Under his offer letter, if Mr. O’Connell’s employment is terminated by the Company other than for cause (as defined in the offer letter) or if he resigns for good reason (as defined in the offer letter), Mr. O’Connell will be entitled to, subject to his execution of a release of claims and continued compliance with the restrictive covenants contained in the offer letter, continued salary and target annual bonus for a period of 24 months following his termination of employment. In addition, Mr. O’Connell will be entitled to receive a lump sum payment equal to the amount that the Company would have paid in premiums under the life, accident, health and dental insurance plans in which Mr. O’Connell and his dependents were participating immediately prior to the termination of his employment for the 24-month period following the date of such termination. If Mr. O’Connell is employed on or after July 1 of the year in which his employment termination occurs, he will also be entitled to a pro-rata annual bonus for such year, based on actual performance. Mr. O’Connell will be subject to non-competition and non-solicitation restrictions for a period of two years following the termination of his employment.

In accordance with Ms. Buck’s offer letter, if Ms. Buck’s employment is terminated by the Company other than for cause (as defined in the offer letter) or if she resigns for good reason (as defined in the offer letter), Ms. Buck will be entitled to, subject to her execution of a release of claims and continued compliance with the restrictive covenants contained in the offer letter, continued salary and target annual bonus for a period of 12 months following her termination of employment. In addition, Ms. Buck will be entitled to receive a lump sum payment equal to the amount that the Company would have paid in premiums under the life, accident, health and dental insurance plans in which Ms. Buck and her dependents were participating immediately prior to the termination of her employment for the 12-month period following the date of such termination. Ms. Buck will be subject to non-competition and non-solicitation restrictions for a period of one year following the termination of her employment.

Messrs. Harrington and King do not have employment agreements with the Company. However, each is party to an Executive Change of Control/Severance Agreement, as is Ms. Buck. Ms. Buck entered into her agreement on her hire date of January 9, 2017. Messrs. Harrington and King each entered into amended and restated Executive Change of Control/Severance Agreements as of March 22, 2017 to, among other things, remove a legacy provision providing for the payment of a “gross up” amount to the executive for any excise tax under the “golden parachute” provisions of Section 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code” and the gross-up provision, the “280G Gross Up Payment”), as described below.

Messrs. Khanna and Cassis were each party to an Executive Change of Control/Severance Agreement prior to their respective retirements. In connection with his transition from the position as Senior Vice President, Applied Technology on July 21, 2017 and his retirement on December 31, 2017, Mr. Khanna entered into a Transition and Separation Agreement, as described under “Transition and Retirement of Mr. Khanna, Former Senior Vice President, Applied Technology” above. In connection with his retirement in March 2018, Mr. Cassis did not receive any severance benefits.

Cash Severance Benefits

Under the terms of the Executive Change of Control/Severance Agreements, if any of the foregoing executives’ employment is terminated without cause (as defined in the agreement) or if the executive resigns for good reason (as defined in the agreement), in each case, in certain circumstances, during the period beginning 9 months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), the executive would be entitled to receive the following amounts in a lump sum payment:

•	Two times annual base salary;

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

•	Two times the greater of the annual accrued incentive plan payment in the year of termination or the target incentive plan payout; and

•	An amount equal to the amount the Company would have paid in premiums for 24 months of continued insurance benefit coverage (life, accident, health and dental).

For Ms. Buck, the foregoing amounts payable under the agreement are to be reduced by the amount of any severance or similar amounts paid or payable under Ms. Buck’s offer letter, as described above.

In addition, the Company entered into a Change of Control/Severance Agreement with Mr. O’Connell dated September 8, 2015. Under the terms of his agreement, if Mr. O’Connell’s employment is terminated without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement), in each case, in certain circumstances, during the period beginning 9 months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), he would be entitled to receive the following amounts in a lump sum payment:

•	Three times annual base salary;

•	Three times the greater of the annual accrued incentive plan payment in the year of termination or the target incentive plan payout; and

•	An amount equal to the amount the Company would have paid in premiums for 36 months of continued insurance benefit coverage (life, accident, health and dental).

The foregoing amounts payable under the agreement are to be reduced by the amount of any severance or similar amounts paid or payable under Mr. O’Connell’s offer letter, as described above.

Equity-Related Severance Benefits

In addition, in the event of a termination of Mr. O’Connell’s employment without cause or resignation for good reason, in each case, in certain circumstances within 9 months prior or 18 months following a change of control, all of his outstanding and unvested stock options and RSUs will fully accelerate and become fully exercisable. In addition, if Mr. O’Connell’s employment is terminated as a result of his death or disability or is terminated by us without cause or by him for good reason, the sign-on stock options and RSUs granted to him in 2015 in connection with his commencement of employment with us will vest in full.

For stock options and RSUs granted on or after December 9, 2016 to Messrs. Harrington and King or Ms. Buck, in the event of a termination of employment without cause or resignation for good reason, in each case, in certain circumstances, within 9 months prior or 18 months following a change of control, all of the outstanding and unvested stock options and RSUs held by such individuals will fully accelerate and become fully exercisable upon such termination of employment. For stock options and RSUs granted prior to December 9, 2016 to Messrs. Cassis, Harrington and King, in the event of a change of control, all of the outstanding and unvested stock options and RSUs will fully accelerate and become exercisable upon such change of control.

For PSUs granted on or after December 9, 2016, to Messrs. O’Connell, Harrington, King and Ms. Buck, if a change of control occurs, the Compensation Committee will determine the extent to which the performance criteria has been satisfied, and the number of PSUs that are earned based on such performance criteria as of the change of control. If in connection with the change of control, the earned PSUs are assumed or continued, or a new award is substituted for the earned PSUs, and the named executive officer’s employment is terminated without cause or for good reason (in each case, as defined in the executive’s individual agreement with Waters) within 18 months following the change of control, the earned PSUs will automatically vest in full. If in connection with a change of control, the earned PSUs are not assumed or continued, or a new award is not substituted for the earned PSUs, the earned PSUs will automatically vest in full. If the employment of a named executive officer terminates during the performance period of the PSUs due to his or her death, or with respect to PSUs granted in 2017, his or her retirement, the PSUs will remain eligible to vest based on actual performance and, to the extent vested, will be settled at the end of the performance period or, if earlier on a change of control, prorated for the number of days within the performance period as of the date of termination. Retirement means a termination of employment (other than for cause or at a time when cause exists) at any time the executive as reached age 60 with 10 years of service with the intention of concluding his or her working or professional career. As of December 31, 2017, Mr. King satisfied the age and service conditions under the retirement definition.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Under the terms of his Transition and Separation Agreement, those stock options and RSUs held by Mr. Khanna that would have vested on or before December 31, 2018 (or, with respect to a stock option grant made in February 2016, February 2019) vested in full and the remainder of Mr. Khanna’s equity awards were forfeited.

Other Terms

For purposes of the Change of Control/Severance Agreements, “change of control” generally refers to the closing of a merger, consolidation, liquidation or reorganization of the Company after which the Company does not represent more than 50% of the resulting entity; the acquisition of more than 50% of the voting stock of the Company; or the sale of substantially all of the Company’s assets.

The Change of Control/Severance Agreements provide that, in the event that a named executive officer is subject to an excise tax under Section 4999 of the Code, he or she will be entitled to the greater of the following amounts, determined on an after-tax basis: (1) all payments that would be payable, without regard to the excise tax imposed under Section 4999 of the Code (the “Transaction Payments”), or (2) the portion of such Transaction Payments that provides the named executive officer with the largest payment possible without the imposition of an excise tax under Section 4999 of the Code.

Potential Post-Termination Payments Table

The following table and footnotes present potential payments to each named executive officer (other than Mr. Khanna) under various circumstances as if the officer’s employment had been terminated on December 29, 2017, the last business day of fiscal 2017, and, as indicated below, if a change of control had also occurred on such date. Pursuant to his Transition and Separation Agreement, Mr. Khanna received continued salary and subsidized COBRA continuation coverage for 12 months following his termination of employment on December 31, 2017 (in the amount of $355,350 and $17,898, respectively, based on Mr. Khanna’s base salary and the premium costs, as applicable, in effect on December 31, 2017) and accelerated vesting of those stock options and RSUs that would have vested on or before December 31, 2018 (or, with respect to a stock option grant made in February 2016, February 2019) (the value of such accelerated vesting is $1,995,872, determined as described in the footnotes to the table below).

Potential Post-Termination Payments Table
Name	Termination/ Change of Control	Base Salary Continuation	Incentive Plan	Benefits Continuation	Accelerated Stock Options (c)	Accelerated Restricted Stock Units (d)	Accelerated Performance Stock Units (e)	Total Value of Post- Termination Payments
Christopher J. O’Connell	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	$1,788,404(a)	$ 2,235,505(a)	$40,236(a)	$3,251,909	$1,303,067	-	$8,619,121
	Death	-	-	-	$12,513,983	$1,303,067	$692,393	$14,509,443
	Disability	-	-	-	$3,251,909	$1,303,067	-	$4,554,976
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$2,682,606(b)	$3,353,258(b)	$60,353(b)	$12,513,983	$1,303,067	$3,717,942	$23,631,209

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Potential Post-Termination Payments Table
Name	Termination/ Change of Control	Base Salary Continuation	Incentive Plan	Benefits Continuation	Accelerated Stock Options (c)	Accelerated Restricted Stock Units (d)	Accelerated Performance Stock Units (e)	Total Value of Post- Termination Payments
Sherry L. Buck	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	$494,712(a)	$371,034(a)	$19,603(a)	-	-	-	$885,349
	Death	-	-	-	$1,500,539	$408,790	$303,244	$2,212,573
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$989,424(b)	$742,068(b)	$39,206(b)	$1,500,539	$408,790	$948,370	$4,628,397
Eugene G. Cassis	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	-	-	-	-	$265,636	-	$265,636
	Death	-	-	-	$3,268,009	$265,636	-	$3,533,645
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$ 811,126(b)	$ 608,345(b)	$ 28,380(b)	$3,268,009(f)	$265,636(g)	-	$4,981,496

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Potential Post-Termination Payments Table
Name	Termination/ Change of Control	Base Salary Continuation	Incentive Plan	Benefits Continuation	Accelerated Stock Options (c)	Accelerated Restricted Stock Units (d)	Accelerated Performance Stock Units (e)	Total Value of Post- Termination Payments
Michael C. Harrington	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	-	-	-	-	$393,528	-	$393,528
	Death	-	-	-	$4,047,554	$393,528	$166,143	$4,607,225
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$ 896,154(b)	$672,116(b)	$40,101(b)	$4,047,554(f)	$393,528(g)	$166,143	$6,215,596
Rohit Khanna	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	$355,350(h)	-	$17,898(h)	$1,602,460(h)	$393,412(h)	-	$2,369,120(h)
Ian S. King	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	-	-	-	-	$196,861	-	$196,861
	Death	-	-	-	$3,206,886	$196,861	$138,453	$3,542,200
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$ 760,394(b)	$494,256(b)	$27,686(b)	$3,206,886(f)	$196,861(g)	$773,340	$5,459,423

(a)

Represents two times annual base salary, target annual incentive plan award and the value of 24 months of benefits continuation for Mr. O’Connell and one times annual base salary, target incentive and the value of 12 months of benefits continuation for each of Messrs. Cassis, Harrington, King and Ms. Buck, in each case, determined based on base salary and premium costs, as applicable, as in effect on December 31, 2017.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

(b)

Represents three times annual base salary, target annual incentive plan award and the value of 36 months of benefits continuation for Mr. O’Connell, and two times annual base salary, target annual incentive plan award and the value of 24 months of benefits continuation for each of Messrs. Cassis, Harrington, King and Ms. Buck, in each case, determined based on base salary and premium costs, as applicable, as in effect of December 31, 2017.

(c)

Represents the in-the-money value of 100% of the unvested portion of the executive’s stock options. For Mr. O’Connell, in the event of an involuntary termination by the Company without cause or by the executive for good reason, represents the in-the-money stock option values for his sign-on awards only. The in-the-money stock option value is calculated by multiplying the number of stock options that would have vested upon such employment termination or change of control, as applicable, by the difference between $193.19, the closing price of our common stock on December 29, 2017, and the applicable per share exercise prices of such stock options.

(d)

Represents 100% of the unvested portion of the executive’s RSUs. For Mr. O’Connell, in the event of an involuntary termination by the Company without cause or by the executive for good reason, represents the value of the unvested portion of his sign-on awards only. The value of RSUs is calculated by multiplying the number of RSUs that would have vested upon such employment termination or change of control, as applicable, by $193.19, the closing price of our common stock on December 29, 2017.

(e)

Represents the value of the unvested PSUs assuming the target number of shares vested and became earned on December 29, 2017. The value of the PSUs is calculated by multiplying the target number of units that would have become earned and vested upon such employment termination by $193.19, the closing price of our common stock on December 29, 2017, prorated for the number of days within the performance period as of December 31, 2017, in the case of a termination due to death. The actual amount that can be earned in respect of PSUs will be dependent on actual performance measured at the end of the performance period. For Mr. King, PSUs granted to him in December 2017 would also remain outstanding and eligible to vest based on actual performance, and prorated for the number of days that elapsed during the performance period through the date of termination, if he retired prior to the end of the performance period.

(f)

Represents the in-the-money value of the stock options granted to Messrs. Cassis, Harrington and King prior to December 9, 2016. For stock options granted prior to December 9, 2016, in the event of a change of control, all outstanding and unvested stock options would vest in full. The in-the-money value is based on the closing price of our common stock on December 29, 2017 ($193.19).

(g)

Represents the value of the unvested portion of RSUs granted prior to December 9, 2016 to Messrs. Cassis, Harrington and King. For RSUs awarded prior to December 9, 2016, in the event of a change of control all outstanding and unvested RSUs would vest in full.

(h)

Represents continued salary and subsidized COBRA continuation coverage for 12 months and accelerated vesting of those stock options and RSUs that would have vested on or before December 31, 2018 (or, with respect to a stock option grant made in February 2019, February 2019), in each case, that Mr. Khanna received or is entitled to receive pursuant to the Transition and Separation Agreement between Mr. Khanna and the Company, dated July 21, 2017..

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

The table below summarizes the compensation for the Company’s non-employee directors in the last fiscal year. Mr. O’Connell did not receive any compensation for his service as a director during 2017. The compensation he received in respect of his employment is included in the Summary Compensation Table above.

Director Compensation Fiscal Year 2017
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
(a)	(b)	(b)	(c)	(f)
Joshua Bekenstein	$16,750	$109,963	$109,977	$236,690
Michael J. Berendt, Ph.D.	$77,000	$109,963	$109,977	$296,940
Douglas Berthiaume	$82,500	$222,910	$156,588	$461,998
Edward Conard	$80,500	$109,963	$109,977	$300,440
Laurie H. Glimcher, M.D.	$65,500	$109,963	$109,977	$285,440
Christopher A. Kuebler	$78,000	$109,963	$109,977	$297,940
William J. Miller	$70,500	$109,963	$109,977	$290,440
Flemming Ornskov, M.D.	$32,000	$109,825	$109,999	$251,824
JoAnn A. Reed	$92,500	$109,963	$109,977	$312,440
Thomas P. Salice	$106,500	$109,963	$109,977	$326,440

(a)	Reflects Board and committee retainers and meeting fees earned in 2017.

(b)

Messrs. Bekenstein, Berendt, Berthiaume, Conard, Kuebler, Miller and Salice, and Mss. Glimcher and Reed were each granted 806 shares of restricted stock on January 3, 2017, with a grant date fair value of $136.43 per share (which reflects the closing price of the Company’s common stock on the date of grant) and a vesting date of January 3, 2018. In conjunction with his appointment to the Board of Directors, Mr. Ornskov received 594 shares of restricted stock on June 22, 2017 with a grant date fair value of $184.89. Each of these restricted share grants, other than the grant to Mr. Bekenstein and Mr. Berthiaume, was outstanding and held by the directors on December 31, 2017. In the case of Mr. Berthiaume, the amount reflects the incremental fair value, computed in accordance with FASB ASC Topic 718, associated with the acceleration of Mr. Berthiaume’s restricted stock award on his retirement as Chairman effective December 31, 2017. Mr. Berthiaume’s restricted stock award was originally granted on January 3, 2017 and was originally scheduled to vest on January 3, 2018.

(c)

Our non-employee directors were each granted 3,626 non-qualified stock options on January 3, 2017, with an exercise price of $136.43 (which was the closing price of the Company’s common stock on the date of grant), and a vesting date of January 3, 2018. In conjunction with his appointment to the Board of Directors, Mr. Ornskov, as a non-employee director was granted 3,042 non-qualified stock options on June 22, 2017, with an exercise price of $184.89 (which was the closing price of the Company’s common stock on the date of grant), and a vesting date of June 22, 2018. With the exception of Mr. Berthiaume, the amount set forth in this column reflects the aggregate grant date fair value of non-qualified stock options, computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. In the case of Mr. Berthiaume, the amount reflects the incremental fair value, computed in accordance with FASB ASC Topic 718, associated with the acceleration of Mr. Berthiaume’s stock option award on his retirement as Chairman effective December 31, 2017. Mr. Berthiaume’s stock option award was originally granted on January 3, 2017 and was originally scheduled to vest on January 3, 2018. The assumptions used to calculate these amounts are disclosed in the footnotes to the Waters Annual Reports on Form 10-K for the fiscal year ended December 31, 2017, which are incorporated herein by reference. The outstanding stock options held by Messrs. Bekenstein, Berendt, Berthiaume, Conard, Kuebler, Ornskov and Salice, and Mss. Glimcher and Reed on December 31, 2017, were 31,261, 38,387, 7,387, 34,887, 34,887, 3,042, 34,887, 15,387 and 38,387 options, respectively.

(d)	Mr. Bekenstein retired as a Director effective March 7, 2017. Mr. Berthiaume retired as Chairman effective December 31, 2017.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For 2017, cash compensation for the Board of Directors remained consistent with 2016. Each non-employee director was paid a retainer of $55,000 for the year, paid in quarterly installments, and a $1,500 fee for each Board and committee meeting attended. The additional annual retainer for the Lead Director and non-executive Chairman of the Board for 2017 was $20,000, resulting in a total annual retainer for the Lead Director and non-executive Chairman of the Board of $75,000. The annual retainers for 2017 for the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee were $10,000 and the Audit Committee Chair was $15,000. The director equity awards granted on the first business day in January 2017 totaled approximately $220,000 in equity value to directors, with 50% of the value in the form of restricted stock and 50% in the form of non-qualified stock options. The number of non-qualified stock options was determined based on the Black-Scholes value on the date of grant. Both the restricted stock and non-qualified stock option grants to directors have a one-year vesting term. In addition, the restricted stock and non-qualified stock option grant agreements provide for acceleration of any unvested awards upon the death of a director while in service. The per share exercise price of the stock option grant was equal to the closing price of the Company’s common stock on the grant date ($136.43 per share).

All directors are also reimbursed for expenses incurred in connection with their attendance at meetings. Directors who are full-time employees of the Company receive no additional compensation or benefits for service on the Board or its committees.

The Compensation Committee utilizes Pearl Meyer to provide advice on the structure of our director compensation program. Pearl Meyer and the Compensation Committee utilize sources of data consistent with that used for the executive compensation assessment, which include the Industry Peer Group of 16 publicly traded companies described above in the Compensation Discussion and Analysis. Based on the competitive assessment conducted by Pearl Meyer, cash compensation for directors in 2018 will remain consistent with 2017. The Company also sponsors the 1996 Non-Employee Director Deferred Compensation Plan, which provides non-employee members of the Board with the opportunity to defer 100% of retainer, meeting and committee fees. Fees may be deferred in cash or invested in Company common stock units. If a director elects to defer his or her fees in Company common stock units, the amount deferred is converted into common stock units by dividing the amount of fees payable by the average stock price of the Company’s common stock for the fiscal quarter. Fees deferred in cash are credited with an interest rate equal to the lesser of the Prime Rate plus 50 basis points or the maximum rate of interest that may be used without being treated as an “above market” interest rate under the SEC guidelines. In 2017, Messrs. Bekenstein, Conard, Kuebler and Salice elected to defer fees into Company common stock units and Ms. Glimcher elected to defer her fees into cash.

Report of the Compensation Committee of the Board of Directors

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Waters specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K of the Exchange Act. Based on its review and these discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Mr. Christopher A. Kuebler (Chair) Mr. Edward Conard Mr. Thomas P. Salice

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding beneficial ownership of common stock as of March 15, 2018 by each person or entity known to the Company who owns beneficially five percent or more of the common stock, by each named executive officer and Director nominee and all executive officers and Director Nominees as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Common Stock(1)
5% Stockholders
The Vanguard Group, Inc. (2)	7,687,346	9.82%
Massachusetts Financial Services Company (3)	5,796,674	7.40%
BlackRock, Inc. (4)	5,611,395	7.17%
Fundsmith LLP (5)	4,365,313	5.58%
Executive Officers and Directors
Sherry Buck (6)	7,700	*
Michael C. Harrington (6)	86,178	*
Dr. Ian S. King (6)	86,735	*
Christopher J. O’Connell (6)	126,470	*
Dr. Michael J. Berendt (6)	58,798	*
Edward Conard (6)(8)	95,298	*
Dr. Laurie H. Glimcher (6)	22,073	*
Christopher A. Kuebler (6)(8)	42,298	*
Dr. Flemming Ornskov	1,156	*
JoAnn A. Reed (6)	54,909	*
Thomas P. Salice (6)(7)(8)	132,896	*
All Directors and Executive Officers as a group (16 persons)	767,421	*

*	Represents less than 1% of the total number of the issued and outstanding shares of common stock.

(1)

Figures are based upon 78,293,654 of common stock outstanding as of March 15, 2018. The figures assume exercise by only the stockholder or group named in each row of all options for the purchase of common stock held by such stockholder or group which are exercisable within 60 days of March 15, 2018. The Directors and Executive Officers included in the group are those who were serving such roles on March 15, 2018.

(2)

Amounts shown reflect the aggregate number of shares of common stock beneficially owned by The Vanguard Group, Inc. based on information set forth in Schedule 13G/A filed with the SEC on February 9, 2018. The Schedule 13G/A indicates that the Vanguard Group, Inc. was the beneficial owner with sole dispositive power as to 7,687,346 shares, shared dispositive power as to the 126,253 shares, sole voting power as to 114,281 shares and shared voting power as to 16,190 of the shares. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)

Amounts shown reflect the aggregate number of shares of common stock beneficially owned by Massachusetts Financial Services Company (“MFS”) based on information set forth in Schedule 13G/A filed with the SEC on February 9, 2018. The Schedule 13G/A indicates that MFS was the beneficial owner with sole dispositive power as to 5,796,674 shares, with shared dispositive power as to none of the share, with sole voting power as to 4,927,578 shares and shared voting power as to none of the shares. The address of MFS is 111 Huntington Ave, Boston, MA 02199.

(4)	Amounts shown reflect the aggregate number of shares of common stock beneficially owned by BlackRock, Inc. based on information set forth in Schedule 13G/A filed with the SEC on January 23,

2018. The Schedule 13G/A indicates that Blackrock, Inc. was the beneficial owner with sole dispositive power as to 5,611,395 shares, with shared dispositive power as to none of the shares, with sole voting power as to 4,893,939 shares and shared voting power as to none of the shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(5)

Amounts shown reflect the aggregate number of shares of common stock beneficially owned by Fundsmith LLP based on information set forth in Schedule 13G filed with the SEC on February 14, 2018. The Schedule 13G indicates that Fundsmith LLP was the beneficial owner with sole dispositive power as to 4,365,313 shares, with shared dispositive power as to none of the shares, with sole voting power as to 4,296,600 shares and shared voting power as to none of the shares. The address of Fundsmith LLP is 33 Cavendish Square, London, UK W1G 0PQ.

(6)

Includes share amounts which the named individuals have the right to acquire through the exercise of options which are exercisable within 60 days of March 15, 2018 as follows: Ms. Buck 5,833, Mr. Harrington 83,063, Dr. King 83,134, Mr. O’Connell 104,155, Dr. Berendt 34,887, Mr. Conard 34,887, Dr. Glimcher 15,387, Mr. Kuebler 27,387, Ms. Reed 34,887 and Mr. Salice 34,887.

(7)

Includes 3,000 shares held in Mr. Salice’s Individual Retirement Account, 7,950 shares held by a charitable trust over which Mr. Salice shares voting and investment power with his spouse as trustees and 69,648 shares held by an LLC over which Mr. Salice has voting and investment power. Mr. Salice disclaims beneficial ownership of the shares held by the charitable trust and of the shares held by the LLC, except to the extent of his pecuniary interest in the LLC.

(8)

Excludes deferred compensation in the form of phantom stock, receipt of which may be, at the election of the Director, on a specified date at least six months in the future or upon his or her cessation of service as a Director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Federal securities laws require the Company’s Directors, executive officers, and persons who own more than 10% of the common stock of Waters to file with the SEC, the New York Stock Exchange and the Secretary of the Company initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock.

To the Company’s knowledge, based solely on review of the copies of such reports and written representations furnished to the Company that no other reports were required, none of the Company’s executive officers, Directors and greater-than-ten-percent beneficial owners failed to file any such report required by Section 16 of the Exchange Act on a timely basis during the fiscal year ended December 31, 2016.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

Proposals of stockholders to be presented at the 2019 Annual Meeting of Stockholders anticipated to be scheduled on or about May 9, 2019, must be received by the Secretary of the Company at 34 Maple Street, Milford, Massachusetts 01757 as follows: Proposals that are submitted pursuant to Rule 14a-8 under the Exchange Act, and are to be considered for inclusion in the Company’s Proxy Statement and form of Proxy relating to that meeting, must be submitted in writing and received by no later than 11:59 p.m., local time, on November 29, 2018. In addition, a stockholder may bring before the 2019 Annual Meeting (other than a proposal), or may submit nominations for a director, if the stockholder complies with Section 10 (for nominees of directors) and Section 11 (for business to be transacted) of the company’s bylaws, as applicable, by:

•	providing written notice to the Secretary of the Company at the address above between February 13, 2019 and March 10, 2019 (subject to adjustment as described in the bylaws), and

•	supplying the additional information as required in Sections 10 and 11 of the bylaws, as applicable.

If a stockholder wishes to nominate a candidate for election to the Board at the 2019 Annual Meeting of Stockholders, and is eligible and elects to have such candidate included in the proxy materials for such meeting pursuant to our proxy access bylaw, such nomination must be submitted to the Secretary of the Company between October 30, 2018 and November 29, 2018 and must include the information set forth in Article I, Section 13(f) of our bylaws.

STOCKHOLDERS SHARING AN ADDRESS

Only one copy of our Annual Report, Proxy Statement or Notice is being delivered to multiple security holders sharing an address, unless we have received instructions to the contrary from one or more of the stockholders.

We will undertake to deliver promptly upon written or oral request a separate copy our Annual Report, the Proxy Statement or Notice to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of our Annual Report, Proxy Statement or Notice, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one in the future, you may write to the Vice President of Investor Relations at our principal executive offices at 34 Maple Street, Milford, Massachusetts 01757 or call the Vice President of Investor Relations of Waters at (508) 482-2314.

ANNUAL MEETING OF WATERS CORPORATION

Date:	Wednesday, May 9, 2018
Time:	11:30 A.M. (Eastern Time)
Place:	34 Maple Street, Milford, Massachusetts 01757

Please make your marks like this:    ☒  Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1 through 3.

1:	To elect directors to serve for the ensuing year and until their successors are elected.

		For	Against	Abstain

	Michael J. Berendt, Ph.D.	☐	☐	☐

	Edward Conard	☐	☐	☐

	Laurie H. Glimcher, M.D.	☐	☐	☐

	Christopher A. Kuebler	☐	☐	☐

	Christopher J. O’Connell	☐	☐	☐

	Flemming Ornskov, M.D.	☐	☐	☐

	JoAnn A. Reed	☐	☐	☐

	Thomas P. Salice	☐	☐	☐

		For	Against	Abstain

2:	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018.	☐	☐	☐

		For	Against	Abstain

3:	To approve, by non-binding vote, executive compensation.	☐	☐	☐

4:	To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Waters Corporation

to be held on Wednesday, May 9, 2018

for Holders as of March 15, 2018

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/wat	866-307-0858

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.vm
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Christopher J. O’Connell and Mark T. Beaudouin, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Waters Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2 AND 3 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4.

All votes must be received by 5:00 P.M., Eastern Time, May 8, 2018.

All votes for 401(k) participants must be received by 5:00 P.M., Eastern Time, May 6, 2018.

PROXY TABULATOR FOR WATERS CORPORATION c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #